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                                                                   EXHIBIT 99.01



                        HSN, INC. RETIREMENT SAVINGS PLAN
             (Amended and restated effective as of January 1, 1998)
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I         DEFINITIONS..................................................1

ARTICLE II        SERVICE.....................................................16

ARTICLE III       ELIGIBILITY.................................................23

ARTICLE IV        CONTRIBUTIONS...............................................25

ARTICLE V         VESTING AND FORFEITURES.....................................40

ARTICLE VI        ALLOCATION..................................................43

ARTICLE VII       DISTRIBUTIONS...............................................46

ARTICLE VIII      VOTING AND OTHER RIGHTS.....................................64

ARTICLE IX        PAYMENT OF BENEFITS.........................................68

ARTICLE X         ADMINISTRATION OF THE PLAN..................................69

ARTICLE XI        FUNDING OF PLAN.............................................76

ARTICLE XII       AMENDMENT OF THE PLAN.......................................78

ARTICLE XIII      TERMINATION OF THE PLAN.....................................80

ARTICLE XIV       PROVISIONS RELATING TO TOP-HEAVY PLAN.......................81

ARTICLE XV        MISCELLANEOUS...............................................89

ARTICLE XVI       ADOPTION OF PLAN BY AFFILIATE...............................91

EXHIBIT A         SPECIAL RULES REGARDING SILVER KING ACCOUNTS...............A-1

EXHIBIT B         SPECIAL RULES REGARDING COMPANY STOCK......................B-1

EXHIBIT C         PROCEDURES REGARDING QUALIFIED DOMESTIC
                  RELATIONS ORDERS...........................................C-1

EXHIBIT D         HSN, INC. RETIREMENT SAVINGS PLAN
                  ADOPTION AGREEMENT.........................................D-1


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                                     PREFACE


         It is the purpose of this Plan to provide a means of providing retirement and other benefits to employees of HSN, inc. and certain related companies and to permit employees a means to save for their retirement.

         The Plan was originally established as the Home Shopping Network, Inc. Retirement Savings and Employee Stock Ownership Plan, effective February 1, 1990 and was subsequently amended and restated effective as of January 1, 1994 and renamed the Home Shopping Network, Inc. Retirement Savings Plan. The Plan is now amended and restated in the form set forth herein effective January 1, 1998 and renamed the HSN, inc. Retirement Savings Plan. The benefits of Members who do not perform an Hour of Eligibility Service on or after January 1, 1998 shall be governed by the provisions of the Plan in effect as of the day such Members incurred a Termination of Employment.

         The accounts of participants in the Silver King Communications, Inc. 401(k) Retirement Savings Plan shall be transferred to the Plan effective January 1, 1998, and the benefits of such participants who do not perform an Hour of Eligibility Service on or after January 1, 1998 shall be governed by the provisions of Silver King Communications, Inc. 401(k) Retirement Savings Plan in effect as of the day such participants incurred a Termination of Employment.

         The Plan herein set forth and its related Trust are hereby designated as constituting parts of a plan and trust intended to qualify under Section 401(a) of the Internal


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Revenue Code of 1986, as amended, and to be exempt from federal income taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended.

         This Plan, which is a profit-sharing plan, provides for an Internal Revenue Code Section 401(k) feature.








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
                                    ARTICLE I

                                   DEFINITIONS


         The following words and terms as used in this Plan shall have the meanings set forth below, unless a different meaning is clearly required by the context:

         1.1 Account. The total of subaccounts maintained by the Trustee to record the interest of a Member in the Plan, including the Salary Reduction Contribution Account, the Matching Contribution Account, the Profit Sharing Account, the QNEC Account, the Employee Rollover Account and if applicable, the Silver King Employer Contribution Account, the Silver King Employee Contribution Account and the Silver King Rollover Account.

         1.2 Accrued Benefit. The net value of all assets, earned or accrued, allocated to a Member's Account.

         1.3 Affiliate. The Company and any other entity affiliated with the Company within the meaning of Section 414(b) of the Code with respect to members of the controlled group of corporations, Section 414(c) of the Code with respect to trades or businesses under common control with the Company, Section 414(m) of the Code with respect to affiliated service groups and any other entity required to be aggregated with the Company under Section 414(o) of the Code, except for the purposes of applying the provisions hereof with respect to the limitations on benefits, Section 415(h) of the Code shall apply. No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Section 414 of the Code, except as may otherwise be determined by the Board and set forth in resolutions of the Board.


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         1.4 Beneficiary. (a) If the Member is married at the time of his or her death, the Member's Spouse, unless such Spouse does not survive the Member or a different bene ficiary is designated by the Participant or former Participant and consented to by the Spouse in accordance with the provisions of Section 7.7 hereof and Exhibit A.

             (b) If the Member is not married at the time of his or her death, such person(s) as he or she shall designate in accordance with the provisions of
Article VII hereof, or, if the Member shall die without leaving a designated beneficiary, his or her estate.

         1.5 Benefit Starting Date. The first day for which an amount is payable (i.e., the date on which all events have occurred which entitle the Participant to such benefits) without regard to administrative delay and not the actual payment date.

         1.6 Board. The Board of Directors of the Company or a duly authorized committee thereof.

         1.7 Childrearing Absence. Any period of absence of an Eligible Employee
(i) by reason of the pregnancy of such Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. Childrearing Absences shall be granted in accordance with such policies as may, from time to time, be adopted by the Employer, and none of the provisions of this Plan shall be construed to afford any Employee any rights other than in accordance with such policies.

         1.8 Code. The Internal Revenue Code of 1986, as amended.


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         1.9  Committee. The committee appointed by the Company for the purpose of administering the Plan on its behalf as set forth in Article X.

         1.10 Company. HSN, inc. and any successor by merger, consolidation, purchase or otherwise.

         1.11 Company Stock. Common stock of HSN, inc., $.01 par value.

         1.12 Company Stock Fund. An investment vehicle under the Plan which is intended to invest primarily in Company Stock.

         1.13 Compensation. For any Plan Year, all cash compensation for services paid by an Employer to an Employee while a Participant during the Plan Year and except as specifically set forth below, reflected on his or her W-2 for such year including salary, bonuses commissions, and overtime pay, as well as contributions by an Employer on behalf of a Participant pursuant to a salary reduction agreement between an Employer and a Participant under Code Section 401(k) or 125, if any. Compensation for any Plan Year shall exclude: (1) all noncash compensation and any contributions by the Employer to, or benefits paid under, this Plan or any other pension, profit-sharing, fringe benefit, group insurance (including, without limitation, life insurance or health insurance) or other employee welfare plan (including, without limitation, severance or disability) or any deferred compensation arrangement (other than any salary reductions under Code Sections 401(k) and 125); (2) amounts paid under any relocation plan of the Employer; (3) income on the exercise of a nonstatutory stock option or any other type of stock award; (4) income on the disqualifying disposition of shares acquired under any stock option plan or stock purchase plan of the Employer or any other type of stock award; (5) all items


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of imputed income; (6) amounts paid pursuant to any long term compensation plan maintained by the Employer; (7) cash prizes and awards; (8) automobile allowances; (9) meal allowances and (10) travel expenses and allowances. Compensation for any Plan Year shall not exceed one hundred sixty thousand dollars ($160,000), as adjusted for cost-of-living increases, in accordance with
Section 401(a)(17) of the Code. With respect to any short Plan Year, Compensation shall not exceed the foregoing limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

         1.14 Disability. A Participant will be deemed to have a Disability for purposes of the Plan if he or she is incapable of engaging in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The performance and degree of such impairment shall be supported by medical evidence, including, if the Committee decides in its sole discretion, a medical examination of the Participant by a physician selected by the Committee.

         1.15 Effective Date. February 1, 1990.

         1.16 Elective Deferrals. The sum of:

              (a) Any salary reduction contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includable in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to the limitation set forth in Code Section 402(g));


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              (b) Any salary reduction contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to the limitation set forth in Code Section 402(g)); and

              (c) Any salary reduction contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), provided that the limitation set forth in Section 4.1(f) hereof shall be adjusted for any such contribution to the extent set forth in Code Sections 402(g)(4) and (8).

         1.17 Eligible Employee. Any Employee of the Employer other than (a) an Employee whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer (except to the extent that the collective bargaining agreement expressly provides for the inclusion of such Employees),
(b) a "leased employee," as such term is defined under Code Section 414(n), or
(c) a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)). An individual classified by the Employer at the time services are provided as either an independent contractor or an individual who is not classified by the Employer as an Employee but who provides services to the Employer through another entity shall not be eligible to participate in this Plan during the period that the individual is so initially classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.


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
         1.18 Employee. Any individual employed by an Employer, as used herein, including any "leased employee," as such term is defined under Code Section 414(n). The term "Employee," as used herein, shall exclude any other agent or independent contractor.

         1.19 Employee Rollover Account. The Participant's subaccount with respect to rollovers to this Plan pursuant to Section 4.7 and earnings and losses thereon.

         1.20 Employer. The Company and any entity that is or hereafter becomes a Member Company.

         1.21 Employment Commencement Date. The first day on which an Employee is credited by an Employer with an Hour of Eligibility Service or Hour of Vesting Service, as applicable.

         1.22 ERISA. Employee Retirement Income Security Act of 1974, as amended.

         1.23 Fair Market Value. With respect to a specified date, the closing price of a share of Company Stock as reported for the preceding trading day on the principal national securities exchange in the United States on which it is then traded, or, if Company Stock is not traded on the any national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sales of the Company Stock shall not have been reported on such date, on the first day prior thereto on which the Company Stock was reported or quoted. With respect to investments other than investments in Company Stock, Fair Market Value shall be determined by the entity maintaining the applicable Investment Fund, in accordance with generally accepted valuation methods and practices.

         1.24 Highly Compensated Employee. (a) Any Employee who, during the Plan Year or the preceding Plan Year:

                  (i) if the Employer is a corporation, owned (or is considered as owning within the meaning of Section 318 of the Code) at any time during the current or preceding Plan Year more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer (a "5 Percent Owner") or if the Employer is not a corporation, owned at any time during the current or preceding Plan Year more than five percent (5%) of the capital or profit interest in the Employer; or

                  (ii) received Section 414 Compensation from the Employer and Affiliates in excess of eighty thousand dollars ($80,000), as adjusted by the Secretary of the Treasury, in the preceding Plan Year.

         1.25 Highly Compensated Group. (a) With respect to an Employer for any Plan Year, the group of all Highly Compensated Employees.

              (b) Prior to determining the Highly Compensated Group, Code Sections 414(b), (c), (m) and (o) shall be applied.

              (c) Persons who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer or Affiliates which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be treated as Employees for purposes of determining the Highly Compensated Group.

         1.26 Investment Fund. One of the funds designated by the Committee for investment of contributions made to the Plan.


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         1.27 Leave of Absence. Any absence approved by the Employer, other than absence which qualifies as a Childrearing Absence or a Military Leave of Absence, including, but not limited to, sick or disability leave.

         1.28 Limitation Year. The Plan Year.

         1.29 Matching Contribution. A contribution made pursuant to Section 4.2 hereof as a result of a Salary Reduction Contribution made pursuant to Section
4.1 hereof.

         1.30 Matching Contribution Account. The Member's subaccount with respect to contributions made by the Employer pursuant to Section 4.2 hereof and the earnings and losses thereon.

         1.31 Member. A Participant, a Terminated Participant or a Retired Participant who has an Accrued Benefit under the Plan or an individual who (i) was a participant in a plan which was merged into the Plan and (ii) has an Account balance under the Plan.

         1.32 Member Company. The Company and any entity that is or hereafter becomes an Affiliate and assumes the obligations of the Plan and Trust by vote of its board of directors (or of its equivalent body) and with the consent of the Board. If the Plan is only adopted by a Member Company with regard to certain divisions, only those divisions shall be deemed the Member Company and the other divisions of such Member Company shall not be deemed to be Member Companies hereunder.

         1.33 Military Leave of Absence. Absence of an Employee in military service for the United States of America, provided that the Employee returns to the employ of the


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
Employer prior to the end of any period prescribed by the laws of the United States during which he or she has reemployment rights with the Employer; and provided further that such military service and the Employee's subsequent return to employment with the Employer satisfy the requirements for guaranteed reemployment under the Selective Services Act, the Uniform Services Employment and Reemployment Act or any similar law then existing. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

         1.34 Named Fiduciary. The Committee except where the Member (or Beneficiary thereof) or the Trustee shall be a "named fiduciary" with respect to the vote or tender of Company Stock as set forth in Section 8.4.

         1.35 Non Highly Compensated Group. That group of Participants who are not included in the Highly Compensated Group.

         1.36 Normal Retirement Age. The Member's attainment of age sixty-five
(65).

         1.37 Normal Retirement Date. The first day of the month coinciding with or immediately following the Member's attainment of Normal Retirement Age.

         1.38 Participant. Any Employee who shall have become a Participant in the Plan in accordance with the provisions of Article III hereof, and whose participation shall not have ceased. A Participant's participation shall cease upon his or her ceasing to be an Eligible Employee. The term Participant shall not include Retired Participants and Terminated Participants.


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
         1.39 Plan. The HSN, inc. Retirement Savings Plan, as herein set forth and as hereafter amended.

         1.40 Plan Administrator. The Company.

         1.41 Plan Year. A period of twelve (12) months beginning on January 1st and ending on the following December 31st.

         1.42 Profit Sharing Account. The Participant's subaccount with respect to Profit Sharing Contributions by the Employer pursuant to Section 4.5 hereof and earnings and losses thereon.

         1.43 Profit Sharing Contributions. A contribution made pursuant to
Section 4.5 hereof.

         1.44 QNEC Account. The Participant's subaccount with respect to QNECs by the Employer pursuant to Section 4.4 hereof and earnings and losses thereon.

         1.45 QNECs. Qualified non-elective contributions made pursuant to
Section 4.4 used to satisfy the Actual Deferral Percentage Test described in
Section 4.1(b) or the Actual Contribution Percentage Test described in Section 4.3.

         1.46 Reemployment Commencement Date. The first day on which an Employee is credited with an Hour of Eligibility Service after a Break in Service or an Hour of Vesting Service after a Period of Severance, as applicable.

         1.47 Restatement Date. January 1, 1998.


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         1.48 Retired Participant. A former Participant who has retired on or after Normal Retirement Age and is eligible to receive benefits under the Plan.

         1.49 Salary Reduction Contribution. A contribution made pursuant to
Section 4.1 hereof.

         1.50 Salary Reduction Contribution Account. The Participant's subaccount with respect to contributions by the Employer pursuant to Section 4.1 hereof and the earnings thereon.

         1.51 Section 414 Compensation. In the case of employees other than employees within the meaning of Section 401(c)(1) of the Code,"wages" as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Section 414 Compensation shall be determined without regard to the exclusions in Code Sections 125, 402(e)(3) and 402(h)(1)(B) and shall be measured based on compensation actually paid or made available to a Participant during the measuring period and not on an accrued basis. For purposes of Section 4.1(c) and Section 4.3(c), Section 414 Compensation for any Plan Year shall not exceed one hundred sixty thousand dollars ($160,000), as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Code, and with respect to any short Plan Year, Section 414 Compensation shall not exceed the foregoing limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).


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         1.52 Silver King Account. The total of the following subaccounts maintained by the Trustee to record the interest of a Member with respect to amounts transferred from the Silver King Plan to the Plan:

              (a) Silver King Employee Contribution Account. The subaccount with respect to elective deferrals and qualified non-elective contributions and earnings and losses thereon, made on behalf of a Silver King Participant to the Silver King Plan prior to January 1, 1998 and transferred to this Plan, and earnings and losses thereon.

              (b) Silver King Employer Contribution Account. The subaccount with respect to matching contributions and earnings and losses thereon, made on behalf of a Silver King Participant to the Silver King Plan prior to January 1, 1998, and transferred to this Plan, and earnings and losses thereon.

              (c) Silver King Rollover Account. The subaccount with respect to rollover contributions, and earnings and losses thereon, made on behalf of a Silver King Participant to the Silver King Plan prior to January 1, 1998, and transferred to this Plan, and earnings and losses thereon.

         1.53 Silver King Participant. Any person who was a participant in the Silver King Plan and whose account thereunder was transferred to the Plan pursuant to the merger of the Silver King Plan into the Plan.

         1.54 Silver King Plan. The Silver King Communications, Inc. 401(k) Retirement Savings Plan, originally effective January 1, 1993.


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
         1.55 Spouse. A Participant's legal spouse.

         1.56 Terminated Participant. A Participant who has ceased to be an Employee prior to his or her Normal Retirement Age for any reason other than death and who is eligible to receive benefits under the Plan

         1.57 Termination. An amendment to the Plan expressly terminating the Plan.

         1.58 Termination of Employment. Separation from the employment of all Employers and Affiliates for any reason, including, but not limited to, retirement, death, dis ability, resignation or dismissal with or without cause. Where an Employee enters upon an authorized Leave of Absence or layoff, Termination of Employment shall not be deemed to occur until his or her Leave of Absence expires without immediate reemployment, or in the case of layoff, he or she is not rehired within the time established by the Committee in accordance with the general policy of the Employer. Where an Employee is on a Military Leave of Absence, Termination of Employment shall not be deemed to occur unless and until the Employee fails to return to employment prior to the end of the period during which is right to reemployment is protected by the Selective Service Act, or Uniform Services Employment and Reemployment Act or any similar law then existing. In the event that an Employee is transferred from one Employer or Affiliate to another Employer or Affiliate, the Employee will not be deemed to have incurred a Termination of Employment until he or she is no longer employed by any Employer or Affiliate. In the event the Employer or an Affiliate sells some or all of its assets, any Employee who in connection with, or as a result of, such sale becomes employed by the acquirer of such assets shall not, for purposes of Article VII hereof and only for such purposes, be deemed to have incurred a Termination of Employment unless and until the Employee is no longer employed by such acquirer or any entity thereafter acquiring the aforesaid assets, provided that the foregoing shall not apply to the extent that the disposition is covered by subsection (iii) or subsection (iv) of Section 7.10(a) hereof or at any time at or after the disposition at which the Participant has attained age fifty-nine and one-half (59-1/2). For purposes of the foregoing sentence, and only for such purposes, a sale of stock of an Employer or Affiliate shall be within the meaning of the term "assets."

         1.59 Trust. The Trust adopted by the Company under the trust agreement with the Trustee, which is established to hold and invest contributions made under the Plan, as amended from time to time.

         1.60 Trustee. Such person or persons or corporation appointed and acting as Trustee or successor Trustee of the Trust under the trust agreement.

         1.61 Trust Fund. All assets of whatsoever kind or nature, including all property and income, held from time to time by the Trustee under the Trust.

         1.62 Valuation Date. Each business day or such other dates as the Committee may determine in accordance with its rules and procedures.

         1.63 Value. The Member's Accrued Benefit with regard to his or her Account.


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
                                  Construction

         The masculine gender where appearing in this Plan shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Where appropriate, words used in the singular include the plural and the plural includes the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Plan, not to any particular provision or section.

                                   ARTICLE II

                                     SERVICE


         2.1 Hours of Eligibility Service. "Hours of Eligibility Service" means hours for which an Employee is or will be directly or indirectly compensated by the Employer or any Affiliate for the performance of duties, including overtime (but only actual hours worked irrespective of premium pay) and hours for which a back pay award is made (without offset for mitigation of damages). It shall also include hours for which the Employee is or will be directly or indirectly compensated by the Employer or any Affiliate for reasons other than for the performance of duties, including, but not limited to, sick days, disability, vacation, holidays, jury duty, layoff, military duty or Leave of Absence, but not in excess of five hundred and one (501) hours for any continuous period of nonworking time for which the Employee is compensated. In addition, the Employee shall be credited for Hours of Eligibility Service during a Military Leave of Absence to the extent required by law. Hours of Eligibility Service shall not be credited for any hours for which an Employee is directly or indirectly paid under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability laws. No Hour of Eligibility Service shall be credited with regard to any Employee for any period prior to the date the entity by which he or she is employed became or becomes an Employer except as specifically provided in the adoption agreement of the entity and then only as so specifically provided. Notwithstanding the foregoing, Hours of Eligibility Service shall be credited with regard to an Employee's prior hours of service with Silver King Communications, Inc. to the extent such hours of service were credited under the Silver King Plan.




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
         2.2 Guidelines. For purposes of determining Hours of Eligibility Service ("Hours"), the following guidelines shall be applied:

             (a) Hours of Eligibility Service credited as a result of an award, agreement or payment for back pay shall be credited to the Employee for the computation period or periods to which the award, agreement or payment pertains rather than the computation period in which the award, agreement or payment is made. If an Employee has previously been credited with an Hour of Eligibility Service for any hour of work, he or she shall not be entitled to be credited for a second hour under any back pay award or agreement.

             (b) For purposes of crediting Hours of Eligibility Service during which an Employee did not perform duties for the Employer or an Affiliate, subject to the limitations of Section 2.1, Hours of Eligibility Service shall be determined as follows:

                 (i) if payments are calculated on the basis of units of time, the Hours of Eligibility Service credited shall be equal to the number of Employee's regularly scheduled working hours in such unit of time;

                 (ii) if payments are not calculated on the basis of units of time, the number of Hours of Eligibility Service to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation for the performance of duties; and

                 (iii) if no payments were made, the Hours of Eligibility Service credited, if any, shall be at the time rate of eight (8) Hours of Eligibility Service per workday.

             (c) Notwithstanding anything in this Plan, an Employee shall be credited with Hours of Eligibility Service if required by any federal law, including, without limitation, the Family and Medical Leave Act; the nature and extent of such credit shall be determined under such law.


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
             (d) Employees compensated on other than an hourly basis and for whom hours are not required to be counted and recorded by any other federal law, such as the Fair Labor Standards Act, shall be credited with ten (10) Hours of Eligibility Service for any day during which the Employee is credited with one
(1) Hour of Eligibility Service.

             (e) Hours of Eligibility Service shall not be credited for payments which were made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee, nor for extra pay for any period for which Hours of Eligibility Service have previously been credited, such as extra pay in lieu of vacation.

             (f) When necessary, Hours of Eligibility Service completed prior to the Effective Date shall be determined from such records as the Employer has maintained in the past, making reasonable approximations where necessary. If these records are insufficient to make an approximation, a reasonable estimate of Hours of Eligibility Service to be credited will be made.

             (g) Hours of Eligibility Service will be credited in accordance with the requirements of Section 2530.200b-2 of the Department of Labor Regulations, as hereafter amended or superseded.

         2.3 Continuous Service. "Continuous Service" means a Participant's most recent period of uninterrupted service with the Employer or any Affiliate prior to his or her retirement or Termination of Employment, if earlier. Continuous Service shall not be broken in any Plan Year in which an Employee completes more than five hundred (500) Hours of Eligibility Service. Continuous Service will be considered broken in any Plan Year in which an

Employee completes five hundred (500) or less Hours of Eligibility Service. For purposes of determining Continuous Service, and only for such purpose, Hours of Eligibility Service shall also include hours during which the Employee is on a Leave of Absence and, subject to Section 2.4 hereof, hours during which the Employee is on a Childrearing Absence.

         2.4 Childrearing Absence. For the purpose of determining whether an Employee's Continuous Service is broken under Section 2.3, and only for such purpose, an Employee who incurs a Childrearing Absence shall be credited with Hours of Eligibility Service for the period of such absence equal to either (i) the Hours of Eligibility Service that would have been credited to such Employee but for such Childrearing Absence, or (ii) if the Hours of Eligibility Service to be credited to such Employee pursuant to the preceding clause (i) cannot be determined, eight (8) Hours of Eligibility Service for each normal workday of absence; provided, however, that in no event shall any Employee be credited with more than five hundred and one (501) Hours of Eligibility Service under this
Section 2.4. Hours of Eligibility Service credited under this Section 2.4 shall be credited only to the Plan Year in which an Employee's Childrearing Absence begins, if, and to the extent, such Employee would be prevented from incurring a one-year Break in Service in such Plan Year solely as a result of the treatment of such Childrearing Absence as Hours of Eligibility Service, and in all other cases, to the Plan Year immediately following the Plan Year in which such Childrearing Absence begins.

         2.5 Break in Service. A Break in Service will occur in any Plan Year in which an Employee's Continuous Service is broken. If any Employee whose Continuous Service is broken is subsequently reemployed, his or her prior Years of Service shall be reinstated if and only if:

                 (i) the Employee had met the requirements for a vested benefit under the Plan at the time of his or her Break in Service; or

                 (ii) the number of his or her consecutive one-year Breaks in Service from the time his or her prior Continuous Service is deemed broken to the date of his or her reemployment does not exceed the greater of (A) five (5) or (B) the aggregate number of Years of Service credited to such Employee for the period prior to the time his or her Continuous Service was broken.

         2.6 Year of Service. A Year of Service shall mean a twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date or any anniversary thereof, during which the Employee is credited with at least one thousand (1,000) Hours of Eligibility Service.

         2.7 Hours of Vesting Service. "Hours of Vesting Service" means each hour for which an Employee is or will be directly or indirectly compensated by an Employer or an Affiliate for the performance of duties, including overtime (but only actual hours worked irrespective of premium pay. Notwithstanding the foregoing, Hours of Vesting Service shall be credited with regard to an Employee's prior hours of service with Silver King Communications, Inc. to the extent such hours of service were credited under the Silver King Plan.

         2.8 Period of Service. A period commencing on the Employee's (i) Employment Commencement Date or (ii) Reemployment Commencement Date, whichever is applicable, and ending on the Severance from Service Date, as defined below. A Period of Service includes a Period of Severance, as defined below, of less than twelve (12) consecutive months; provided, however, that if an Employee is absent from service on the date immediately preceding his or her Severance from Service Date, as defined below, his or her Period of Severance shall be included in his or her Period of Service only if he or she again performs an

Hour of Vesting Service within twelve (12) months after the commencement of such absence. An Employee's Period of Service shall include the period of such Employee's Military Leave of Absence. If an Employee is reemployed by the Employer after a One Year Period of Severance, as defined below, his or her prior Period of Service shall be reinstated if:

             (a) the Employee had met the requirements for a vested benefit under the Plan at the time of the Employee's Severance from Service Date, and

             (b) the number of the Employee's consecutive One Year Periods of Severance immediately prior to the Employee's Reemployment Commencement Date does not exceed the greater of (i) five (5) or (ii) the aggregate number of years of the Employee's Period of Service prior to his or her Period of Severance.

         2.9 Severance. (a) Period of Severance. A period of time commencing on the Severance from Service Date and ending on the date the Employee again performs an Hour of Vesting Service. An Employee shall not suffer a Period of Severance due to a Military Leave of Absence to the extent required by law.

             (b) One Year Period of Severance. A Period of Severance of at least twelve (12) consecutive months.

             (c) Severance from Service Date. The earlier of (i) the date an Employee quits, retires, is discharged or dies, or (ii) the first anniversary of the first date of a period in which an Employee is continuously absent from service (with or without pay) with the Employer for any reason other than quitting, retirement, discharge or death.

             (d) Childrearing Absence. For purposes of Section 2.9, the Severance from Service Date of an Employee who incurs a Childrearing Absence that extends beyond the first anniversary of the first date of such Childrearing Absence is the second anniversary of the first date of absence and the period between the first and second anniversary will be treated as neither a Period of Severance nor a Period of Service.

                                   ARTICLE III

                                   ELIGIBILITY


         3.1 Present Employees. Each present Participant shall continue to be a Participant in the Plan. Each present Silver King Participant who was an active participant in the Silver King Plan and employed by Silver King Communications, Inc. or an Affiliate thereof on the date immediately prior to the Restatement Date and who becomes an Eligible Employee on the Restatement Date shall become a Participant in the Plan on the Restatement Date. Any other Eligible Employee shall be eligible to become a Participant in the Plan on the Restatement Date, provided he or she has (a) completed the earlier of (i) at least one thousand (1,000) Hours of Eligibility Service in a period not exceeding the twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date or any anniversary thereof or (ii) completed a Year of Service, and (b) attained age twenty-one (21).

         3.2 Future Employees. Each future Employee and each current Employee who is not eligible to become a Participant in accordance with Section 3.1 hereof shall become a Participant in the Plan on the first day of the calendar quarter coinciding with or next following the date on which he or she (a) completes the earlier of (i) at least one thousand (1,000) Hours of Eligibility Service in a period not exceeding the twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date or any anniversary thereof or (ii) a Year of Service, and (b) attains age twenty-one (21).

         3.3 Reemployment. Any Member or Silver King Participant who is reemployed and who satisfies the requirements of Section 2.5 shall become a Participant in the Plan as of the date of his or her Reemployment Commencement Date. An Employee who is reemployed but who is not eligible to become a Participant in accordance with Section 3.2 shall not be eligible to become a Participant until he or she satisfies the requirements of Section 3.2 based on his or her Reemployment Commencement Date.

                                   ARTICLE IV

                                  CONTRIBUTIONS


         4.1 Salary Reduction Contribution. Subject to (f) below and the other provisions of this Article IV, a Participant may enter into an agreement with his or her Employer to have the Employer make contributions to the Participant's Salary Reduction Contribution Account on behalf of the Participant for such Plan Year, in accordance with Code Section 401(k), of one percent (1%) to sixteen percent (16%) of his or her Compensation, in whole percentages, earned during such Plan Year while a Participant. Such contributions shall reduce the amount of Compensation otherwise payable to the Participant thereafter. With regard to such contributions the following rules shall apply:

             (a) Any agreement by a Participant shall be on a form acceptable to the Committee in accordance with its rules and regulations, including the following:

                 (i) A Participant may elect to make or change his or her contribution rate with regard to future Compensation as of the first day of the calendar quarter (or such other times as the Committee shall prescribe) following such election, by giving sufficient prior written notice to the Plan Administrator on a form provided by the Committee for such purpose. The Committee may establish or change, in accordance with its rules and regulations and in a consistent manner, the foregoing period of prior written notice.

                 (ii) A Participant may elect to terminate his or her salary reduction agreement with regard to future Compensation effective as of the first day of the following payroll period (or such other times as the Committee shall prescribe), by giving sufficient prior written notice to the Plan Administrator on a form provided by the Committee for such purpose. The Committee may establish or change, in accordance with its rules and regulations and in a consistent manner, the foregoing period of prior written notice.

                 (iii) For purposes of this Section 4.1(a), an election may, to the extent permitted by the Committee and by applicable law, be made by paper, telephonic or electronic means.

             (b) The contributions under this Section 4.1 on behalf of the Highly Compensated Group in any Plan Year shall not exceed the maximum amount so that the "Actual Deferral Percentage," as determined pursuant to (c) below, for the Highly Compensated Group for the current Plan Year does not exceed the Actual Deferral Percentage for the Non Highly Compensated Group for the current Plan Year by the greater of:

                 (i)   one hundred and twenty-five percent (125%); or

                 (ii) the lesser of two (2) percentage points or two hundred percent (200%).

         Notwithstanding the foregoing, to the extent the Company so elects under Section 401(k)(3)(A) of the Code, this Section 4.1(b) may be applied using the Actual Deferral Percentage for the Non Highly Compensated Group for the preceding Plan Year rather than the current Plan Year; provided that if such an election is made, it may be changed only to the extent permitted under Code
Section 401(k)(3)(A) and any regulations or other published guidance thereunder.

             (c) The Actual Deferral Percentage with regard to each of the Highly Compensated Group and the Non Highly Compensated Group shall be the average of the percentages (calculated separately for each Participant in each such group) of (i) divided by (ii), subject to (iii), where (i), (ii) and (iii) are as follows:

                 (i) for the applicable Plan Year, the sum of (a) the Employer's contributions for each Participant to each Participant's Salary Reduction Contribution Account, (b) subject to paragraph (h) below, the Matching Contributions for each Participant to each Participant's Matching Contribution Account, and (c) the QNECs, if any, for each Participant to each Participant's QNEC Account;

                 (ii) the Participant's Section 414 Compensation for the applicable Plan Year; and

                 (iii) the Actual Deferral Percentage of a member of the Highly Compensated Group shall be determined by treating all cash or deferred arrangements under which the member of the Highly Compensated Group is eligible (other than those that may not be permissively aggregated) as a single arrangement.

             (d) (i)   Excess Contributions shall mean with respect to any Plan
    Year, the excess of (1) the aggregate amount of the Employer's contributions made pursuant to this Section 4.1 actually paid over to the Trust Fund on behalf to the Highly Compensated Group for such Plan Year, over (2) the maximum amount of such contributions permitted under (b) above. Reductions shall be determined by reducing contributions made pursuant to this Section
    4.1 hereof, on behalf of members of the Highly Compensated Group in order of the dollar amounts of Salary Reduction Contributions beginning with the largest of such dollar amounts of Salary Reduction Contributions, as adjusted as reduction takes place.

                 (ii) The Excess Contribution for any Plan Year (and any income allocable to such Excess Contributions) shall be distributed before the last day of the next Plan Year to the members of the Highly Compensated Group on the basis of the respective portions of the Excess Contributions attributable to each such member, provided that any such amounts not distributed before March 15 of the next Plan Year will be subject to an excise tax on the Employer under Code Section 4979. The amount of Excess Contributions that may be distributed under this paragraph shall be reduced by any Excess Deferrals (as defined in Section 4.1(g)) previously distributed with respect to such Participant for the Plan Year.

                 (iii) The method used for computing income or loss allocable to Excess Contributions shall be the method set forth in Section 6.9 hereof. Notwithstanding the foregoing, there shall be no income allocable to Excess Contributions during the period between the end of the Plan Year and the date of distribution of the Excess Contributions.

             (e) All determinations and procedures with regard to the matters covered by paragraphs (b), (c) and (d) of this Section 4.1 shall be made in accordance with Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1(b).

             (f) Notwithstanding anything else herein, the amount to be contributed for any calendar year on behalf of any Participant pursuant to an agreement under (a) above shall not exceed ten thousand dollars ($10,000), as adjusted for calendar years after 1998 by the Secretary of Treasury in accordance with Code Section 402(g)(5) (the "Elective Limitation").

             (g) If contributions of Elective Deferrals on behalf of a Participant for any calendar year are in excess of the Elective Limitation for such calendar year, the excess amount ("Excess Deferrals") shall be treated as follows:

                 (i) not later than March 1st of the next calendar year, the Participant may allocate the amount of such Excess Deferrals among the plans under which the deferrals were made and may notify each such plan the portion allocated to it;

                 (ii) not later than April 15th of the next calendar year, the Employer may distribute to the Participant the amount of Excess Deferrals allocated to it under (i) above, and any income or loss allocable to such amount, which shall be computed based on the method set forth in Section 6.9 hereof.


         In the event Excess Deferrals were made to the Plan without consideration of contributions to any other plans, such amounts shall be distributed pursuant to subparagraph (ii) without regard to whether any election under subparagraph (i) is made.

             (h) In satisfying the Actual Deferral Percentage Test set forth above, Matching Contributions may be treated as if they were contributions to the Participant's Salary Reduction Account pursuant to Section 4.1 hereof, provided that the requirements of Code Regulation Section 1.401(k)-1(b)(5) are satisfied. If used to satisfy the Actual Deferral Percentage Test, such Matching Contributions shall not be used to help other Matching Contributions satisfy the Actual Contribution Percentage Test (as described in Section 401(m)(2) of the
Code), set forth in Section 4.3 hereof except as otherwise permitted by applicable law.

             (i) For purposes of satisfying the Actual Deferral Percentage Test of paragraph (c), all elective contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         4.2 Matching Contributions. (a) For each Plan Year, with respect to each Participant who is entitled to make and who makes Salary Reduction Contributions pursuant to Section 4.1 hereof, the Employer shall contribute to the Plan with respect to each payroll period an amount equal to fifty percent (50%) of such Participant's Salary Reduction Contributions during such payroll period contributed by the Participant with respect to the first six percent (6%) of such Participant's Compensation earned while a Participant during the Plan Year.

         (b) In addition to the Matching Contributions made pursuant to Section 4.2(a), for each Plan Year, with respect to each Participant who is entitled to make and who makes Salary Reduction Contributions pursuant to Section 4.1 hereof, additional Matching Contributions may be made by the Employer as follows:

                 (i) With respect to each Participant that has made Salary Reduction Contributions for such Plan Year equal to at least three percent (3%) of his or her Compensation earned while a Participant during the Plan Year, the Employer shall contribute additional Matching Contributions to the Plan on behalf of such Participant equal to (A) one hundred percent (100%) of such Participant's Salary Reduction Contributions during the Plan Year, up to the lesser of (x) five hundred and twenty dollars ($520) and (y) six percent (6%) of the Participant's Compensation earned while a Participant during the Plan Year, minus (B) the amount of any Matching Contributions made to the Plan on behalf of such Participant pursuant to Section 4.2(a); and

                 (ii) the Employer, in its sole and absolute discretion, may contribute additional Matching Contributions to the Plan in an amount equal to a designated percentage of such Participant's Salary Reduction Contribution, as designated by the Employer for the applicable Plan Year. In connection with the designation of any percentage for the purpose of making additional Matching Contributions pursuant to this paragraph (ii), the Employer in its sole and absolute discretion, may limit the Matching Contribution by placing a total dollar or percentage limit on the Matching Contribution.

             Notwithstanding the foregoing, no Matching Contribution will be made for any Participant pursuant to this Section 4.2(b) for any Plan Year unless he or she is employed by the Employer on the last day of the Plan Year.

         (c) In the event of the return of any Excess Contribution or Excess Deferral to a Participant, no Matching Contribution pursuant to (a) and (b) above shall be made and, if made prior to a determination of Excess Contribution or Excess Deferral, shall be forfeited.

         4.3 Actual Contribution Percentage. (a) The Matching Contributions on behalf of the Highly Compensated Group in any Plan Year shall not exceed the maximum amount so that the "Actual Contribution Percentage," as determined pursuant to (c) below, for the Highly Compensated Group for the current Plan Year does not exceed the Actual Contribution Percentage for the Non Highly Compensated Group for the current Plan Year, by the greater of:

                 (i)   one hundred and twenty-five percent (125%); or

                 (ii) subject to (b) below, the lesser of two (2) percentage points or two hundred percent (200%).

         Notwithstanding the foregoing, to the extent the Company so elects under Section 401(m)(2)(A) of the Code, this Section 4.3(a) may be applied using the Actual Contribution Percentage for the Non Highly Compensated Group for the preceding Plan Year rather than the current Plan Year; provided that if such an election is made, it may be changed only to the extent permitted under Code Section 401(m)(2)(A) and any regulations or other published guidance thereunder.

             (b) If the Actual Deferral Percentage test set forth in Section 4.1(b) hereof is satisfied pursuant to Section 4.1(b)(ii) and not satisfied pursuant to Section 4.1(b)(i), then Section 4.3(a)(ii) may be used to satisfy the Actual Contribution Percentage test only to the extent that either the "aggregate limit" is not violated or such use is otherwise permitted by applicable law. The aggregate limit is the greater of:

                 (i)   The sum of:

                       (A) one hundred and twenty-five percent (125%) of the
             greater of (x) the Actual Deferral Percentage of the Non Highly Compensated Group or (y) the Actual Contribution Percentage of the Non Highly Compensated Group; and

                       (B) two (2) percentage points plus the lesser of (x) or
             (y) above, but in no event greater than two hundred percent (200%) of the lesser of (x) or (y) above; or

                 (ii)  The sum of:

                       (A) one hundred and twenty-five percent (125%) of the
             lesser of (x) the Actual Deferral Percentage of the Non Highly Compensated Group or (y) the Actual Contribution Percentage of the Non Highly Compensated Group; and

                       (B) two (2) percentage points plus the greater of (x) or
             (y) above, but in no event greater than two hundred percent (200%) of the greater of (x) or (y) above.

         In the event that the conditions of (i) above for consideration of the aggregate limit are satisfied and the aggregate limit is exceeded, the Actual Deferral Percentage and the

Actual Contribution Percentage of Participants who are Highly Compensated Employees shall be reduced in the following order until the aggregate limit is reached:

                       (A) Unmatched Salary Reduction Contributions (and any
             income allocable to such contributions); and

                       (B) Matched Salary Reduction Contributions and the
             related Matching Contributions proportionately (and any income allocable to such contributions).

         The contributions and income shall be distributed within the respective time periods for distribution of Excess Contributions and Excess Aggregate Contributions. Income shall be calculated as requested for each and the order of distribution among the Participants who are Highly Compensated Employees shall be as specified for each.

             (c) The Actual Contribution Percentage for a specified group of Participants for a Plan Year shall be the average of the Contribution Percentage of each Participant in such group, where such Contribution Percentage shall be equal to the ratio of:

                 (i) the Matching Contributions to the Plan Year on behalf of each Participant for the applicable Plan Year (other than those that cannot be considered as a result of Section 4.1(h) above), plus to the extent permitted under Code Regulation Section 1.401(m)-1(b)(5), some or all of the contributions under Section 4.1; and

                 (ii) the Participant's Section 414 Compensation for the applicable Plan Year.

             (d) (i)   Excess Aggregate Contributions shall mean with respect to
    any Plan Year, the excess of (1) the aggregate amount of contributions made pursuant to Section 4.2 or 4.3 actually paid over to the Trust on behalf of the Highly Compensated Group for such Plan Year, over (2) the maximum amount of such contributions permitted under the preceding paragraph (b). Reductions shall be determined by reducing contributions made on behalf of members of the Highly Compensated Group in order of the dollar amounts of Matching Contributions beginning with the largest of such dollar amounts of Matching Contributions, as adjusted as reduction takes place.

                 (ii) The Excess Aggregate Contributions for any Plan Year (and any income allocable to such contributions) shall be distributed before the last day of the next Plan Year to the members of the Highly Compensated Group on the respective portions of the Excess Aggregate Contributions attributable to each such member, provided that any such amounts not distributed before March 15 of the next Plan Year will be subject to an excise tax on the Employer under Code Section 4979. The amount of Excess Aggregate Contributions to be distributed to an Employee for a Plan Year shall be reduced by Excess Aggregate Contributions previously distributed to the Employee for the taxable year ending within the Plan Year and Excess Aggregate Contributions to be distributed to an Employee for a taxable year shall be reduced by the Excess Aggregate Contributions previously distributed for the Plan Year beginning in such taxable year. As an alternative to the distribution of Excess Aggregate Contributions described above, the Employer may, in its sole discretion, elect to forfeit Matching Contributions (and any income allocable to such Matching Contributions) that are not vested (determined without regard to any increase in vesting that may occur after the date of the forfeiture) in order to correct Excess Aggregate Contributions.

                 (iii) The method used for computing income or loss allocable to Excess Aggregate Contributions shall be the method set forth in Section 6.9 hereof. There shall be no income allocable to Excess Aggregate Contributions during the period between the end of the Plan Year and the date of distribution of the Excess Aggregate Contributions.

             (e) All determinations and procedures with regard to the matters covered by paragraphs (a), (b), (c) and (d) of this Section 4.3 shall be made in accordance with Code Section 401(m) and Treasury Regulation Section 1.401(m)-1.

         4.4 Qualified Non-Elective Contributions. Within twelve (12) months after the close of the Plan Year (or within such greater time if permitted by the Internal Revenue Service), the Employer, in its sole discretion, may make QNECs on behalf of members of the Non Highly Compensated Group to the QNEC Account in an amount sufficient to satisfy one of the tests set forth in Section 4.1(b) or Section 4.3(b). QNECs shall be allocated to the Non Highly Compensated Group starting with the Participant with the lowest Compensation for the testing period until such Participant has reached the limitation under Section 4.8 hereof and progressing thereafter in similar manner in reverse order of Compensation until such QNECs are fully utilized.

         4.5 Profit Sharing Contributions. (a) If the Employer elects, in its sole and absolute discretion, to make contributions to the Plan for the Plan Year other than that pursuant to Section 4.2, the Employer shall contribute to the Profit Sharing Account of each Participant employed by the Employer, an amount equal to such percentage of Compensation as may be determined by the Employer in its sole and absolute discretion; provided that no contribution shall be made to such Account for any Participant for such Plan Year unless he or she is employed by the Employer on the last day of the Plan Year. Such contributions shall be allocated to each Participant based on the proportion of the Participant's Compensation for the Plan Year to the Compensation for all Participants employed by the Employer for the Plan Year who are eligible to have an allocation made to their Profit Sharing Account pursuant to this Section 4.5.

             (b) Notwithstanding the provisions of paragraph (a) above, in the event the limitations set forth herein cause the Plan to fail to satisfy for any Plan Year the requirements of Code Section 410(b) and the regulations thereunder because of the exclusion of certain Participants as being deemed to be benefitting under the Plan, based on the allocation in paragraph (a) then the Employer contributions under paragraph (a) shall be allocated for such Plan Year as of the last day of the Plan Year among all Participants who were employed on the last day of the Plan Year.

         4.6 Time of Contributions. Contributions shall be made for each Plan Year within the time permitted by law.

         4.7 Rollovers. With respect to any Eligible Employee, rollovers to this Plan from another plan qualified under Section 401(a) of the Code, whether directly or through an individual retirement account, are permitted, provided
(i) that they are permitted under the Code, (ii) that they are made on a timely basis as required by the Code, and (iii) that evidence satisfactory to the Committee as to the foregoing is furnished to the Committee. Any amount rolled over to the Plan shall be fully vested and nonforfeitable and shall be credited to a separate Employee Rollover Account for the Employee which account shall share in the allocation of the net annual income of the Fund.

         4.8 Limitations on Contributions. (a) Section 415 of the Code is incorporated by reference into the Plan, and notwithstanding anything herein shall override any Plan provision to the contrary. Contributions and other annual additions under the Plan are subject to the limitations of Section 415 of the Code. Section 414 Compensation, as defined in Section 1.51 shall be used for purposes of the limitations imposed by Code Section 415.

             (b) If as a result of reasonable error in estimating a Participant's Section 414 Compensation, or as a result of such other circumstances as may be permitted under applicable Treasury Regulations, the annual additions, as defined in Code Section 415(c)(2), to a Participant's Account shall in any Plan Year exceed the maximum permitted under Code Section 415, the Committee shall, pursuant to the provisions of Section 1.415-6(b)(6) of the Treasury Regulations (or any successor provision thereto), treat the excess amounts as follows:

                 (i) Pursuant to the provisions of Section 1.415-6(b)(6)(ii) of the Treasury Regulations, the excess amounts attributable to Profit Sharing Contributions, Matching Contributions and QNECs shall be used to reduce Profit Sharing Contributions, Matching Contributions and QNECs for the next Limitation Year (and succeeding

    Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year.

                 (ii) If the Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts attributable to Profit Sharing Contributions, Matching Contributions and QNECs shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary) to all of the remaining Participants in the Plan before any Profit Sharing Contributions, Matching Contributions and QNECs which would constitute annual additions are made to the Plan for such Limitation Year.

                 (iii) Excess amounts attributable to Profit Sharing Contributions, Matching Contributions and QNECs may not be distributed to Participants or former Participants.

                 (iv) Excess amounts attributable to Salary Reduction Contributions and any earnings thereon shall be distributed to the Participant pursuant to the provisions of Section 1.415-6(b)(6)(iv) of the Treasury Regulations.

             (c) Notwithstanding anything herein to the contrary, in the event the annual additions on behalf of a Participant in any Limitation Year exceeds the limitation of Code Section 415, such annual additions shall be reduced by reducing contributions to this Plan, and if any excess then still exists, by limiting or reducing contributions to another plan of the Employer, or any other entity aggregated under Section 415(h) of the Code, qualified under Section 401(a) of the Code. In the event that contributions to this Plan are reduced pursuant to the preceding sentence, Matching Contributions shall be reduced first to eliminate the excess, then Profit Sharing Contributions, then QNECS, and if any excess then still exists, Salary Reduction Contributions pursuant to
Section 4.1 hereof shall then be reduced to eliminate the excess.

             (d) In no event shall the contributions by the Employer under this
Article IV, when combined with amounts contributed pursuant to Section 4.1 hereof and any other plan of the Employer qualified under Section 401(a) of the Code be in excess of the amounts deductible pursuant to Section 404(a)(3) of the Code, or the Section of any future Code provision limiting deductions to profit-sharing plans.

         4.9 Investment of Contributions. (a) Subject to the rules of the Committee, a Member (or, in the event of the Member's death, the Member's Beneficiary) may elect to have his or her Account and future contributions made on his or her behalf to such Account, invested in such percentages as permitted by the Committee in one or more of the Investment Funds, which shall be funds maintained or established by a bank, trust company, insurance company, mutual fund or investment company, designated by the Committee as Investment Funds under this Section 4.9. Of the designated Investment Funds, there shall be at least three (3) Investment Funds (each of which provides a broad range of investment alternatives as contemplated under Section 404(c) of ERISA and the regulations thereunder) and the Company Stock Fund. From time to time the Committee may designate additional Investment Funds, withdraw the designation of Investment Funds or change designated Investment Funds.

             (b) Upon enrollment or upon request of the Committee, each Member shall elect in writing filed with the Committee the manner in which his or her Account and future contributions made on his or her behalf to such Account, are to be invested (unless specifically permitted by the Committee, an investment election shall apply consistently to each subaccount and future contributions to such Account shall be invested in the same manner and proportion). Notwithstanding the foregoing, if a mutual fund or separate account is designated by the Committee as a vehicle for investing contributions and the mutual fund company or insurance company maintaining the mutual fund or separate account or a third party administrator permits telephonic elections of the manner in which a Member's Account and future contributions made on behalf of him or her are invested, the Committee may provide for such telephonic elections. If no election is made (whether in writing or by telephonic or electronic transmission), the Member's Account and future contributions shall be invested in a guaranteed interest fund or money market fund, or if there is more than one such fund or no such fund which has been so, the Fund designated by the Committee for such investments. If the Member (or, in the event of the Member's death, the Member's Beneficiary) fails to change his or her election, the previous investment election shall remain effective until the Member (or Beneficiary) affirmatively changes his or her investment election. Subject to the provisions of the governing documents of the Investment Funds involved, if there is a change in designated Investment Funds and a Member (or in the event of the Member's death, the Member's Beneficiary) does not make a new election, he or she will be deemed to have designated investment in the designated Investment Funds most similar to those previously elected and in the same proportion as previously elected. Subject to any limitations imposed by the Investment Funds, a Member (or in the event of the Member's death, the Member's Beneficiary) may change his or her election of designated Investment Funds with regard to future contributions and current Account Values as of the first day of any calendar quarter (or at such additional times as may be permitted by the Committee) by filing a new written election with the Committee at such times as may be prescribed by the Committee and with such prior notice as specified by the Committee in advance of the date the change is to become effective or, if telephonic elections with a mutual fund or separate account permitted, with such notice as required by the mutual fund company or insurance company. Subject to the rules of the Investment Funds and the Committee, including, without limitation, rules restricting the availability of transfers and setting minimum or maximum amounts that may be transferred and when transfers are permitted, a Member (or in the event of the Member's death, the Member's Beneficiary) may transfer all or a part of his or her Account from one Investment Fund to another Investment Fund in such percentages as permitted by the Committee. All elections and transfers shall be subject to rules established by the Committee and by the bank, trust company, mutual fund or investment company maintaining the fund.

             (c) With respect to a Member's Account, each Member (or, in the event of the Member's death, the Member's Beneficiary) shall be solely responsible for his or her investments under the Plan. The fact that an Investment Fund is available under the Plan shall not be considered an investment recommendation. The Employer intends that this Plan conform to
Section 404(c) of ERISA and Department of Labor Regulation Section 2550.404c-1 and that the Plan and Trust are operated and administered in accordance with such provisions. With respect to any investment election or other direction by a Member (or, in the event of the Member's death, the Member's Beneficiary), none of the Trustee, the Plan Administrator, the Committee or the Employer shall be under any duty to question any such direction of a Member (or, in the event of the Member's death, the Member's Beneficiary). The Trustee shall comply as promptly as is practicable with the directions given by a Member or by a Beneficiary in accordance with the terms of the Plan. None of the Trustee, the Plan Administrator, the Committee or the Employer shall be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Member (or, in the event of the Member's death, the Member's Beneficiary).

                                    ARTICLE V

                             VESTING AND FORFEITURES


         5.1 Vesting of Interest of Participant in Trust Fund. (a) A Member shall be fully vested in his or her Salary Reduction Contribution Account, QNEC Account, Employee Rollover Account, Silver King Employee Contribution Account and Silver King Rollover Account at all times and such Account balances shall at all times be nonforfeitable.

             (b) The portion of a Member's Accrued Benefit in his or her Matching Contribution Account, Profit Sharing Account and Silver King Employer Contribution Account which shall become vested and nonforfeitable shall be based on his or her number of years of his or her Period of Service according to the following schedule:

          Number of Years                            Nonforfeitable
        in Period of Service                           Percentage
        --------------------                         --------------
        Less than 1...................................      0%
        1 but less than 2.............................     20%
        2 but less than 3.............................     40%
        3 but less than 4.............................     60%
        4 but less than 5.............................     80%
        5 or more.....................................    100%

Notwithstanding the foregoing provisions, if any Member shall, while an Employee, attain his or her Normal Retirement Age or shall die or incur (and satisfy all of the requirements for) a Disability while he or she is an Employee, the Member's entire interest in his or her Account shall become nonforfeitable.

             (c) Notwithstanding the foregoing, all participants in the Silver King Plan who were actively employed by Silver King Communications, Inc. on December 1, 1995 shall be fully vested in his or her Account.

         5.2 Forfeitures. In the event a Member incurs a Termination of Employment, any portion of the Member's Matching Contribution Account, Profit Sharing Account and Silver King Employer Contribution Account to which he or she is not then entitled pursuant to Section 5.1(b) hereof shall be forfeited (a "Forfeiture"). A Forfeiture shall be deemed to take place at the following time:

             (a) If the Member has no vested interest in any of his or her Accounts, the Forfeiture shall take place in the Plan Year in which his or her Termination of Employment occurs. In such case, the Member shall be deemed to have a distribution of his or her zero Account Value at the time of his or her Termination of Employment.

             (b) If the Member has any vested interest in any of his or her Accounts, the Forfeiture shall take place in the Plan Year in which occurs the earlier of (i) completion of the distribution of the Member's benefits or (ii) incurrence by the Member of his or her fifth (5th) consecutive one-year Period of Severance.

         5.3 Restoration of Forfeitures. (a) If an Employee whose Matching Contribution Account, Profit Sharing Account and Silver King Employer Contribution Account was forfeited in its entirety pursuant to Section 5.2 above again becomes employed by an Employer or an Affiliate before he or she incurs his or her fifth (5th) consecutive One Year

Period of Severance, the amount of his or her Forfeiture shall be restored to his or her Matching Contribution Account, Profit Sharing Account and Silver King Employer Contribution Account.

             (b) If an Employee who received a distribution of less than all of his or her Matching Contribution Account, Profit Sharing Account and Silver King Employer Contribution Account is again employed by an Employer or an Affiliate before he or she incurs his or her fifth (5th) consecutive One Year Period of Severance and repays to the Plan, prior to the earlier of his or her incurring his or her fifth (5th) consecutive One Year Period of Severance or five (5) years after the first day on which he or she is reemployed by an Employer or an Affiliate, the amount of his or her previous distribution, if any, the amount of his or her Forfeitures shall be restored to his or her Matching Contribution Account, Profit Sharing Account and Silver King Employer Contribution Account.

         5.4 Use of Forfeitures. Forfeitures, if any, shall be first allocated to the Accounts of Participants entitled to a restoration of their interests in the Plan and the remainder of such Forfeitures shall be used to reduce future contributions by the Employer.

                                   ARTICLE VI

                                   ALLOCATION


         6.1 Salary Reduction Contribution Accounts. Salary Reduction Contributions shall be allocated to the Salary Reduction Contribution Account of each Participant who entered into a salary reduction agreement pursuant to which such contributions were made.

         6.2 Matching Contribution Accounts. Matching Contributions for any Plan Year shall be allocated to the Matching Contribution Account of each Participant for whom such contributions have been made pursuant to Section 4.2 hereof in the amount of the Matching Contributions for each Participant.

         6.3 QNEC Account. Contributions to the QNEC Account, if any, shall be allocated to the Accounts of the Participants for whom QNECs have been made pursuant to Section 4.4 hereof in the amount of the QNECs for such Participant.

         6.4 Profit Sharing Accounts. Profit Sharing Contributions for any Plan Year shall be allocated to the Profit Sharing Account of each Participant for whom such contributions have been made pursuant to Section 4.5 hereof in the amount of the Profit Sharing Contributions for each Participant.

         6.5 Employee Rollover Account. Rollover contributions shall be allocated to the Employee Rollover Account of the Participant who made the rollover contribution to the Plan.

         6.6 Silver King Employee Contribution Account. Elective deferrals and qualified non-elective contributions transferred to the Plan pursuant to the merger of the Silver King Plan into the Plan shall be allocated to the Silver King Employee Contribution Account of the Member for whom such contributions were made to the Silver King Plan.

         6.7 Silver King Employer Contribution Account. Employer contributions transferred to the Plan pursuant to the merger of the Silver King Plan into the Plan shall be allocated to the Silver King Employer Contribution Account of the Member for whom such contributions were made to the Silver King Plan.

         6.8 Silver King Rollover Account. Rollover contributions transferred to the Plan pursuant to the merger of the Silver King Plan into the Plan shall be allocated to the Silver King Rollover Account of the Member for whom such contributions were made to the Silver King Plan.

         6.9 Valuation of the Trust Fund. The Trust Fund shall be valued at Fair Market Value by the Trustee at each Valuation Date, with appropriate allocations and adjustments for any items of income, expenses, gains and losses, and all other transactions for the Plan Year. The net income thus arrived at, exclusive of forfeitures (and net income thereon), shall be allocated on a basis of Account balances and in a fair and nondiscriminatory manner which shall reflect the interests of the Participants during such Plan Year in the Investment Funds and in the Trust Fund. In addition, the Account of each Participant shall bear any fees of the Trustee or Investment Fund charged with regard to maintaining his or her or her Account that are not paid by the Employer. The interest of each Participant in the Company Stock Fund shall be expressed as units of the Investment Fund as of a Valuation Date and shall be determined by using unit accounting. The interest of each Participant in the Investment Funds (other than the Company Stock Fund) shall be expressed in accordance with the valuation methods and practices of the entity maintaining the Investment Fund.

                                   ARTICLE VII

                                  DISTRIBUTIONS


         7.1 General Rule. Except as otherwise provided in this Article or prohibited by law, a Member's vested Account balance under the Plan shall be available to the Member for distribution at any time after any of the following:

             (a) the Member's retirement at or after his or her Normal Retirement Age;

             (b) the Member's death or Disability;

             (c) the Member's Termination of Employment; or

             (d) as set forth in Section 7.3 below; or

             (e) solely to the extent permitted under Section 7.13 hereof, the Member's attainment of age fifty-nine and one-half (59-1/2) regardless of whether the Member had a Termination of Employment.

         Such distribution shall be made to the Member on or as soon as administratively feasible (and in accordance with the Plan's administrative procedures) following the first day of the calendar month following the Benefit Starting Date requested in writing by the Member. The Benefit Starting Date may not be more than ninety (90) days after such request and, except as provided below, may not be less than thirty (30) days after such request. The Member's distribution shall be based on the Value on the last Valuation Date prior to the date of actual distribution (and any contributions made since that Valuation
Date), provided that no distribution
may be made until the Committee has provided the Participant with a notice as to his or her rights and benefits under the Plan not more than ninety (90) days or less than thirty (30) days prior to the Member's Benefit Starting Date. Notwithstanding the foregoing, a Member may elect a Benefit Starting Date earlier than thirty (30) days, but no less than seven (7) days, after receiving such notice from the Committee, provided that:

                 (i) the Participant has been clearly informed that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution;

                 (ii) the Member, after receiving the notice, affirmatively elects a distribution; and

                 (iii) in the case of a Silver King Participant who is married, the consent of the Silver King Participant's Spouse is obtained in accordance with Section 7.7 and Exhibit A if the form of benefit with respect to the Silver King Participant's Silver King Account is not made in the normal form for married Participants as provided in Exhibit A.

         Until the Benefit Starting Date, the Member's Account shall be retained in the Trust Fund and revalued pursuant to Section 6.9 hereof. Between the Benefit Starting Date and the actual date on which distribution commences, the Member's Account shall be revalued pursuant to Section 6.9 hereof and, therefore, shall continue to share in gains and losses.

         7.2 Form of Retirement Benefit Distributions. Subject to Exhibit A, a Member shall have the vested portion of his or her Account balance under the Plan distributed in a lump sum payment consisting of (i) cash equal to the Fair Market Value of his or her interest in the Investment Funds (including, if elected by the Member, his or her interest in the Company Stock Fund) and (ii) if elected by the Member, Company Stock representing all or a portion of his or her interest in the Company Stock Fund. Fractional shares of Company Stock shall be aggregated to create whole shares of Company Stock, which shall be distributed in the form of whole shares of Company Stock, if the Member elects to receive all or a portion of his or her interest in the Company Stock Fund in Company Stock. Notwithstanding the foregoing, cash shall be distributed in lieu of excess fractional shares of Company Stock.

         7.3 Required Commencement Date. (a) Notwithstanding the foregoing, except as otherwise permitted by law, the payment of benefits to a Member shall begin not later than the April 1st following the end of the calendar year in which the Participant has both attained age seventy and one-half (70-1/2), and retired from service with the Employer. Notwithstanding the foregoing, the payment of benefits to a Participant who is a 5-percent owner, as defined in
Section 416 of the Code, and who is in the employ of the Employer shall begin not later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70-1/2). Unless otherwise timely elected by the Participant, the Benefit Starting Date shall be the last Valuation Date coinciding with or immediately preceding the aforesaid April 1st. Such last Valuation Date shall be deemed the Benefit Starting Date. For purposes of this Section 7.3, the life expectancy of the Participant and the Participant's designated beneficiary may be recalculated annually.

             (b) Notwithstanding the foregoing, a Participant, other than a Terminated Participant or Retired Participant, shall be entitled to commence receiving minimum distributions under the Plan pursuant to Section 401(a)(9) of the Plan, not later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2). Notwithstanding any other provision to the contrary, a Terminated Participant or Retired Participant shall be entitled to receive distributions as provided under Section
7.2 of the Plan.

             (c) A Participant who attained age 70-1/2 before January 1, 1997 and commenced distributions pursuant to Code Section 401(a)(9) on a date on or before January 1, 1997, but who remained employed by the Employer after such date, may affirmatively elect, subject to the terms of any applicable qualified domestic relations order as defined in Section 414(p) of the Code, to cease receiving such distributions at any time prior to the earlier of the Participant's Termination of Employment or December 31, 1999. Any election made pursuant to this Section 7.3(c) shall be made by giving prior written notice to the Plan Administrator on a form provided by the Committee for such a purpose. This Section 7.3(c) is intended to comply with the requirements of Internal Revenue Service Notice 97-75 and shall therefore be interpreted in accordance with such Notice and any subsequent guidance or modifications issued by the Internal Revenue Service regarding Internal Revenue Service Notice 97-75.

             (d) This Section and the Plan shall be interpreted and administered in accordance with Code Section 401(a)(9) and the regulations thereunder (including without limitation, Proposed Treasury Regulation Section 1.401(a)(9)-2).

         7.4 Death of a Participant. Subject to Exhibit A, in the event that a Member dies prior to his or her Benefit Starting Date, the Value of such Member's Account shall be distributed to such Member's Beneficiary in a lump sum as soon as administratively feasible after the Valuation Date coinciding with or next following the Member's death. Notwithstanding the foregoing, if a Member is married on the date of his or her death and dies prior to his or her Benefit Starting Date, the Value of such Member's Account shall be distributed to such Member's Spouse in a lump sum as soon as administratively feasible after the Valuation Date coinciding with or next following the Member's death, unless such Member had, with the consent (obtained in accordance with the provisions of Section 7.7 hereof) of his or her Spouse at the time of his or her death, designated another Beneficiary.

         7.5 Proof of Death and Right of Beneficiary. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive the undistributed vested Value of the Account of a deceased Member as the Committee may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

         7.6 Limitation on Payments. Notwithstanding anything else in this Plan to the contrary, the payment of benefits with respect to a deceased Member shall be made in accordance with Code Section 401(a)(9) and the regulations thereunder. All benefits payable under the Plan shall be subject to the following limitations and rules which shall in no event expand the requirements and limitations on benefit payments set forth elsewhere herein:

             (a) In no event shall the payment of benefits under any form of benefit elected by a Member extend over a period which exceeds the longest of:

                 (i)   the life of the Member;

                 (ii) the lives of the Member and his or her Beneficiary, if any;

                 (iii) the life expectancy of the Member; or

                 (iv) the joint life expectancies of the Member and his or her Beneficiary, if any.

             (b) Notwithstanding anything else in this Plan to the contrary, the payment of any death benefit payable to any Beneficiary of a Member shall be subject to the rules and restrictions of Code Section 401(a)(9) and the regulations thereunder (including, without limitation, Proposed Treasury Regulation Section 1.401(a)(9)-2) which restrictions shall not expand the requirements of Section
7.2 and Section 7.4 hereof with regard to a payment upon death:

                 (i) If the Member dies after his or her required beginning date under Code Section 401(a)(9) and the regulations thereunder or after his or her benefits have irrevocably commenced (the "Commencement Date"), such death benefit must be distributed to the Beneficiary under a method that is at least as rapid as the method under which distributions were being made to the Member as of the date of the Member's death;

                 (ii) If the Member dies before his or her Commencement Date and the Beneficiary is not a designated Beneficiary within the meaning of Code Section 401(a)(9), the entire interest of the Member must be distributed over a period which does not exceed five (5) years from the December 31st of the calendar year in which such Member's death occurred;

                 (iii) Except as provided in (iv) below, if a Member's interest is payable to, or for the benefit of, a designated Beneficiary (other than such Member's Spouse), such portion may be distributed over a period which does not exceed the life, or life expectancy, of such designated Beneficiary, provided that distribution of such portion must commence not later than December 31st of the calendar year immediately following the calendar year in which the Member's death occurred or such later date as may be permitted under applicable Treasury regulations;

                 (iv) If the Member dies before his or her Commencement Date and any portion of such Member's interest is payable to, or for the benefit of, such Member's Spouse as designated Beneficiary, distribution of such portion must commence no later than the later of the period specified in
    (iii) above or the December 31st of the calendar year in which the Member would have attained age seventy and one-half (70-1/2);

                 (v) In the event that a Member shall have designated his or her Spouse as designated Beneficiary and such Spouse shall die after the death of the Member and before the commencement of distributions to such Spouse, the Member's Spouse shall be substituted for the Member in applying the provisions of this subsection (v), but only for the purpose of determining the period over which payment of benefits may be made;

                 (vi) For purposes of this Section 7.6 the life expectancy of a Member and his or her Spouse may be recalculated no more frequently than annually; and

                 (vii) For purposes of this Section 7.6, and in accordance with applicable Treasury regulations, any death benefit to a Member's child shall be treated as if it had been paid to such Member's surviving Spouse if such amount will become payable to such surviving Spouse upon such child's reaching the age of majority (or upon the occurrence of such other event as may be designated by applicable Treasury regulations).

         7.7 Consent of Spouse. Whenever the terms of this Plan require that the consent of a Member's Spouse be obtained, such consent shall be valid only if it is in writing, contains an acknowledgment by such Spouse of the effect of such consent, designates a Beneficiary which may not be changed without the consent of the Spouse (unless such consent specifically permits designation by the Member without any requirement of further consent of the Spouse) and is witnessed either by a representative of the Plan or by a notary public; provided, however, that the consent of a Member's Spouse shall not be required in the event that the Member establishes to the satisfaction of the Plan representative that he or she has no Spouse, that such Spouse cannot be located, or under such other circumstances as may be permitted under applicable Treasury regulations. Any consent of a Member's Spouse obtained in accordance with the provision of this Section 7.7 shall be revocable by the Member during his or her lifetime without the consent of the Member's Spouse. Unless a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, requires otherwise, a Spouse's consent shall not be required (and, hence, shall for purposes of this Plan be deemed given) if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect.

         7.8 Cash-Outs. Notwithstanding any other provision of this Plan, if a Member's vested Account Value is equal to or less than three thousand five hundred dollars ($3,500) at the time of his or her Termination of Employment and at all times thereafter prior to distribution, such vested Account Value shall be distributed in the form of a lump sum distribution without the consent of the Participant as soon as administratively feasible. Notwithstanding the foregoing, with regard to any Member who incurs a Termination of Employment on or after January 1, 1998 (and to the extent permitted by applicable guidance from the Secretary of Treasury, Members who incurred a Termination of Employment prior thereto), if the Member's vested Account balance is equal to or less than five thousand dollars ($5,000) at the time of his or her Termination of Employment and at all times thereafter prior to distribution, such vested Account balance shall be distributed in the form of a lump sum distribution (in the form set forth in Section 7.2 hereof) without the consent of the Member as soon as administratively feasible.

         7.9 Required Distributions. Notwithstanding anything else herein, a Member shall be eligible to receive payment, or to commence payment, under the Plan of his or her benefits no later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:

                  (i)   the Member's attainment of age sixty-five (65);

                  (ii) the tenth (10th) anniversary of the year in which the Member began participation in the Plan; or

                  (iii) the Member's Termination of Employment.

         7.10 Limit on Distribution from Salary Reduction Contribution Accounts QNEC Accounts and Silver King Employee Contribution Accounts.

              (a) Notwithstanding anything else herein and without expanding the rights with regard to distributions otherwise set forth herein, no distribution shall be made from a

Participant's Salary Reduction Contribution Account, QNEC Account or Silver King Employee Contribution Account prior to:

                 (i) Separation from service, death or Disability of the Member;

                 (ii) Termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employer stock ownership plan as defined in Code Section 4975(e)(7));

                 (iii) The disposition by the Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business of the Employer, but only with respect to an Employee who continues employment with the corporation acquiring the assets;

                 (iv) The disposition by an Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only with respect to an Employee who continues employment with such subsidiary;

                 (v) The attainment of age fifty-nine and one-half (59-1/2) by the Participant; or

                 (vi) In the case of the Salary Reduction Contribution Account and Silver King Employee Contribution Account, a Participant experiencing a Hardship, as defined in Section 7.11 below.

             (b) With regard to subparts (ii), (iii) and (iv) of paragraph (a) above, any distribution made by reason of one of such events must be a lump sum distribution (as defined in Code Section 402(e)(4) without regard to clauses
(i), (ii), (iii) and (iv) of subparagraph (A), subparagraph (B) or subparagraph
(H) thereof). With regard to subparts (ii) and (iii) of paragraph (a) above, such event shall be deemed covered by such subpart only if the Employer continues to maintain the Plan after the disposition. The foregoing limitations on distributions are intended to comply with the requirements of Code Section 401(k)(2)(B) and shall therefore be interpreted in accordance with such Code Section and the regulations thereunder.

         7.11 In-Service Distributions for Hardship. (a) In the event of Hardship (as hereinafter defined), a Participant shall have the right to withdraw, up to the amount of the Hardship, all or a part of his or her Salary Reduction Contribution Account and Silver King Employee Contribution Account (but not in excess of the actual contributions on his or her behalf to such Accounts), upon such prior written notice to the Committee as the Committee may require in accordance with its rules and regulations.

              (b) For the purposes of this Section 7.11, a Participant shall experience a "Hardship" if, and only if, such Participant experiences an immediate and heavy financial need (as defined in (c) below) and the withdrawal is necessary to satisfy the financial need of the Participant (as defined in (d) below).

              (c) A Participant will be deemed to experience an immediate and heavy financial need if, and only if, he or she needs the withdrawal for one of the following reasons:

                  (i)   to pay for expenses for medical care described in Code
    Section 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant, or necessary for these persons to obtain medical care described in Code Section 213(d);

                  (ii) to pay costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                  (iii) to pay tuition and related educational fees, including room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, or the Participant's Spouse, children or dependents;

                  (iv) to pay amounts necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of that residence; or

                  (v) such other financial needs as may be specifically promulgated by the Internal Revenue Service.

              (d) A withdrawal will be deemed necessary to satisfy the financial need of a Participant if, and only if:

                  (i) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                  (ii) The Participant has obtained all distributions, other than Hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

              (e) In the event the Participant makes a withdrawal pursuant to this Section 7.11, then:

                  (i) The Participant shall be suspended from making Salary Reduction Contributions pursuant to Section 4.1 hereof pre-tax elective or after-tax voluntary contributions to any other qualified or nonqualified plan maintained by the Employer (which shall be deemed to include all qualified and nonqualified plans of deferred compensation, other than the mandatory employee contribution portion of a defined benefit plan, stock option, stock purchase or similar plan, but shall not include health or welfare benefit plans) for twelve (12) months following the withdrawal; and

                  (ii) In the taxable year following the withdrawal, the Participant's Salary Reduction Contributions under this Plan and any other permitted pre-tax elective contribution to any other plan maintained by the Employer may not be greater than the excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Salary Reduction Contributions hereunder and any other permitted pre-tax elective contributions to any other plan maintained by the Employer for the taxable year of the Hardship distribution.

              (f) No withdrawal shall be for less than two hundred dollars ($200). Only one withdrawal may be made in any twelve (12) consecutive month period. All withdrawals shall be on the basis of the Value of the Participant's Salary Reduction Contribution Account and Silver King Employee Contribution Account on the Valuation Date that is at least thirty (30) days after the request for withdrawal is made. The Committee may establish rules and regulations, which do not discriminate in favor of officers, stockholders and Highly Compensated Employees, as to procedures, forms and required notice periods for withdrawal requests.

         7.12 Distribution of Rollover Contributions. A Participant shall, at any time, have the right to withdraw any or all amounts in his or her Employee Rollover Account and Silver King Rollover Account, upon such prior written notice, as prescribed by the Committee, to the Committee.

         7.13 In-Service Distributions On or After Age 59-1/2. (a) A Participant shall have the right to receive in-service distributions from the vested portion of his or her Account on or after his or her attainment of age fifty-nine and one-half (59-1/2), upon such prior written notice, as prescribed by the Committee, to the Committee.

              (b) Any in-service distribution by a Silver King Participant from any portion of his or her Silver King Account shall require the consent (obtained in accordance with the provisions of Section 7.7 hereof and Exhibit A) of the Silver King Participant's Spouse.

         7.14 Loans to Participants. (a) Upon application of any Participant employed by the Employer or any person covered by paragraph (e) below (a "Borrower") to the Committee, the Committee shall direct the Trustee to make a loan or loans to such Borrower from the Loan Available Account (as defined in paragraph (f) below) of the Borrower. The minimum amount of any loan shall be five hundred dollars ($500). All such loans shall (i) be adequately secured, (ii) bear interest at the prevailing commercial rate determined by the Committee based on a review of prevailing commercial rates in the Employer's geographical region, (iii) be subject to such charges as imposed by the Committee in accordance with a uniform nondiscriminatory policy and (iv) be repaid within a specified period not longer than five (5) years in substantially level amortized payments by means of payroll deduction (not less frequently than quarterly), provided that such period may exceed five (5) years (but may not exceed fifteen (15) years, if the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant; and further provided that all loans made to Participants while actively employed by the Employer shall become immediately due and payable within ninety (90) days following Termination of Employment unless paragraph (e) of this Section 7.14 is applicable. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code. Any loan shall be subject to such additional acceleration provisions as shall be determined by the Committee to be commercially reasonable. In no event shall the total of any such loan or loans to any Borrower from the Plan and any Section 401(a) Plan required to be aggregated with this Plan pursuant to Code Section 72(p) exceed the least of (i) $50,000, less the excess (if any) of (A) the highest amount of loans outstanding within the twelve (12) month period ending on the day prior to the date the loan is made over (B) the outstanding balance of loans outstanding on the date the loan is made, or (ii) fifty percent (50%) of the vested Account of the Borrower under the Plan. Only two (2) loans (including any loan outstanding pursuant to paragraph (j) hereof) to a Participant may be outstanding simultaneously; provided, however, that one (1) of the two
(2) loans must be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant and that one (1) of the two (2) loans must be used as a general purpose loan. Notwithstanding the foregoing, a loan shall not be deemed outstanding if all or a portion of it is to be used (determined at the time the loan is made) to repay an existing loan under the Plan to such same Participant.

              (b) As security for such loan or loans, the Borrower shall pledge the portion of his or her Loan Available Account represented by the loan and earnings thereon. Loans to Participants shall be repaid through salary deductions made on a level basis during each applicable pay period. In the event that the Borrower does not repay any loan or the interest thereon within the time and upon the schedules set forth in the promissory note representing the loan, the Committee shall deduct the total amount of the loan outstanding, and any interest and other charges then due and owing, from any payment or distribution from the Borrower's Loan Available Account securing the loan to which such Borrower may be entitled under the terms of the Plan. If under the terms of the Plan, payment or distribution is not then permitted, the Borrower will have a deemed distribution for tax purposes, but the loan will remain outstanding and the Committee shall deduct the total amount of the loan outstanding, and any interest and other charges then due and owing, from the portion of the Borrower's Loan Available Account securing the loan as soon as a distribution or withdrawal is then permitted at law from such portion of the Loan Available Account (without regard to limitations in the Plan that are narrower than required by the Code) Any loan hereunder shall be considered an investment of the Participant's Loan Available Account and Participants may elect the Investment Fund or Investment Funds from which such loan shall be made. In the event no such election is made, any such loan shall reduce the investment of the Participant in each respective Investment Fund, on a proportionate basis. When a loan is repaid, the repayment shall be invested in the manner and same proportion that the Participant had previously elected for his Account and which is currently in effect pursuant to
Article 4.

              (c) In the event any loan remains outstanding at the time a distribution (other than an additional loan) is otherwise scheduled to occur and such distribution would reduce the prescribed security for, or otherwise violate limitations with regard to the loan, then the amount of the distribution will be reduced by all or a portion of the outstanding loans to prevent such reduction.

              (d) A loan may be prepaid in full or part at any time, but any prepayment shall be applied to the last payments due on the loan.

              (e) Any "party in interest" as defined in ERISA Section 3(14) who is a Terminated Participant or Retired Participant with an Account balance under the Plan shall have the right to receive a loan from the Plan.

              (f) Loan Available Account is defined for purposes of this Section
7.14 as the Participant's Silver King Employee Contribution Account, if any, and then the Salary Reduction Contribution Account.

              (g) No loan shall be made in the event that the interest rate required to be charged pursuant to (a)(ii) of this Section 7.14 would violate any applicable usury law.

              (h) The Committee shall administer this Section 7.14 pursuant to the foregoing and such additional rules and regulations as it shall promulgate in accordance with Code Section 72(p) and Department of Labor Regulation Section 2550.408b-1.

              (i) Any loan to a Silver King Participant who is married as of the date of the loan and all or part of whose Silver King Account will be held as security for a loan hereunder shall require the consent (obtained in accordance with the provisions of Section 7.7 and Exhibit A hereof within ninety (90) days prior to the date of the loan) of the Member's Spouse to (i) the making of such loan and (ii) any potential reduction of the benefits payable to or with respect to such Member in the event of nonpayment of such loan. Such consent of a Member's Spouse shall be required in the event of any renegotiation, extension, renewal or other revisions of a loan to a Member.

              (j) Notwithstanding the foregoing, a Silver King Participant who immediately prior to becoming a Member had a loan (or loans) outstanding under the Silver King Plan shall be entitled to keep such loan (or loans) outstanding under the Plan until the loan (or loans) is repaid pursuant to the terms of the Silver King Plan as in effect on January 1, 1998, to the extent such terms are applicable. Notwithstanding the foregoing, repayment of principal and interest on a loan made under the terms of the Silver King Plan shall be credited to the applicable Silver King Account established for such Silver King Participant.

         7.15 Unclaimed Payments. In the event that all, or any portion, of the distribution payable to a Member or his or her Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after requesting the cooperation of the Social Security Administration to ascertain the whereabouts of such Member or his or her Beneficiary, the amount so distributable shall be deposited into a suspense account.

         In the event a Member or Beneficiary is located subsequent to his or her benefit being forfeited, such benefit shall be restored by the Employer.

         7.16 Rollover Provisions. (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee shall have the authority to set minimums and maximums with respect to Eligible Rollover Distributions and adopt other guidelines and administrative procedures that are necessary or desirable to administer the direct rollover rules under this Section.

              (b) An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

              (c) An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Dis tribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

              (d) A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

              (e) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE VIII

                             VOTING AND OTHER RIGHTS


         8.1 Voting of Company Stock. Each Member (or, in the event of the Member's death, the Member's Beneficiary) shall be entitled to instruct the Trustee as to the manner in which the Company Stock held in the Company Stock Fund attributable to the Member's Account shall be voted on each matter brought before an annual or special stockholders' meeting of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Member (or, in the event of the Member's death, the Member's Beneficiary) a copy of all proxy solicitation material, together with a form requesting confidential instructions to be given to the Trustee on how the Company Stock attributable to the Member's Account shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall on each such matter vote such Company Stock as instructed. The instructions received by the Trustee from Members (or Beneficiaries, as the case may be) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. Where no such voting instructions have been received by the Trustee, the Trustee shall vote such Company Stock as to which timely instructions were not received by the Trustee in the same proportion as it votes shares of Company Stock as to which timely instructions were received by the Trustee in accordance with ERISA.

         8.2 Tender and Exchange Offers on Company Stock. (a) Each Member (or, in the event of the Member's death, the Member's Beneficiary) shall have the right, based upon the Company Stock held in the Company Stock Fund attributable to the Member's Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for such Company Stock and the Trustee shall tender or not tender such Company Stock for each Member's Account based upon such instructions. The Company shall utilize its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary, as the case may be) such identical written information (if any) as will be distributed to stockholders of the Company in connection with any such tender or exchange offer and a tender or exchange offer instruction form for return to the Trustee or its designee.

             (b) The form described in (a) above shall show the number of full shares of Company Stock attributable to the Member's Account (whether or not vested) and shall provide a means for him or her or her to (i) instruct the Trustee whether or not to tender such shares and (ii) specify the Investment Fund under the Plan in which the proceeds of any sale shall be invested in the event such shares are sold pursuant to the tender offer. Such form shall also advise each Member with an investment in the Company Stock Fund that, in the event the Trustee is not provided with tender or exchange instructions, the Trustee shall not tender or exchange shares of Company Stock as to which timely instructions were not received by the Trustee. Such form shall further advise that, in the event a Member's Company Stock is sold and the Member has not specified the Investment Fund in which the proceeds shall be invested, such proceeds shall be invested in a guaranteed interest account or a money market fund, until a further investment election is made by the Member pursuant to the Plan. Except for the foregoing, the Company shall not provide to the Member any information or guidance not provided to all stockholders. Upon receipt of such instructions, the Trustee shall tender or not tender (or withdraw from tender) or exchange such Company Stock in accordance with such instructions, and the Trustee shall not to tender or exchange any such shares of Company Stock as to which timely instructions were not received by the Trustee. Except as may be required by law, instruction forms received from the Member shall be retained by the Trustee and shall not be provided to the Company or to any officer or employee thereof or to any other person.

         8.3 Procedures of the Company With Respect to Voting and Tender Instructions. In implementing the foregoing procedures, the Company will act fairly, in the best interests of each Member, and in a manner which will not impose undue pressure on any Member as to what tender or exchange offer instructions he or she or she should give to the Trustee. The giving of an instruction to the Trustee to tender or exchange Company Stock shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of a Member's interest in the Plan. Accounts shall be adjusted appropriately to reflect the Trustee's execution of their instructions, or if no instructions were received, no adjustment shall be made to the extent the Trustee does not tender or exchange any such shares of Company Stock as to which timely instructions were not received by the Trustee. Proceeds resulting from the sale of any Company Stock shall be invested in the Investment Fund specified by the Member in his or her or her instructions to the Trustee and, in the absence of such instructions, such proceeds shall be invested in the money market fund, until a further investment election is made by the Member pursuant to the Plan.

         8.4 Member Deemed Named Fiduciary. Notwithstanding anything in the Plan to the contrary, each Member is, for purposes of this Section, hereby designated a "named fiduciary", within the meaning of Section 402(a)(1) of ERISA, with regard to his or her Account.

         8.5 Confidentiality. It is intended that the Company Stock Fund is administered and operated in accordance with Section 404(c) of ERISA and the regulations thereunder. For such purposes, the Trustee shall be the identified fiduciary and shall be responsible for, without limitation, the implementation and monitoring of confidentiality procedures.

                                   ARTICLE IX

                               PAYMENT OF BENEFITS


         9.1 Payments for Incompetent Persons. If the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Spouse, child, grandchild, parent, brother or sister of such person, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

         9.2 Spendthrift. No benefit payable at any time under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. No benefit and no fund established in connection with the Plan shall in any manner be subject to the debts or liabilities of any person entitled to such benefit. This Section 9.2 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order," as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. The procedures with regard to "qualified domestic relations orders" are annexed hereto as Exhibit C. Notwithstanding anything herein to the contrary, the provisions of this Section 9.2 shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan under any of the circumstances set forth in Section 401(a)(13)(C) of the Code and Sections 206(d)(4) and 206(d)(5) of ERISA.

                                    ARTICLE X

                           ADMINISTRATION OF THE PLAN


         10.1 Plan Administrator. The general administration of the Plan on behalf of the Plan Administrator shall be placed in a Committee of not less than two (2) members. The members of the Committee shall be appointed by the Board or a duly appointed committee thereof and each such member shall serve at the pleasure of such Board.

         10.2 Appointment to and Resignation From the Committee. Any person appointed to be a member of the Committee shall signify his or her acceptance in writing to the Board which appointed him or her. Any member of the Committee may resign by delivering his or her written resignation to the Board which appointed him or her. Such resignation shall become effective upon delivery or at any later date specified therein.

         10.3 Reimbursement of Expenses of Committee. The Plan shall pay or reimburse the members of the Committee for all reasonable expenses incurred unless the Employer shall pay or reimburse the members of the Committee for such expenses.

         10.4 Action by Majority of the Committee. A majority of the members of the Committee at the time in office may do any act which the Plan authorizes or requires the Committee to do, and the action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members.

         10.5 Internal Structure of Committee. The members of the Committee shall elect from their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee may appoint such subcommittees with such powers as it shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment in its behalf.

         10.6 Powers of the Committee. Subject to the limitations of the Plan, the Committee may make such rules and regulations as it deems necessary or proper for the adminis tration of the Plan and the transaction of business thereunder; may interpret the Plan; may decide on questions as to the eligibility of any person to receive benefits and the amount of such benefits; may authorize the payment of benefits in such manner and at such times as it may determine; may prescribe forms or telephonic or electronic means to be used for making various elections under the Plan, for designating beneficiaries or for changing or revoking such designations, for applying for benefits and for any other purposes of the Plan, which prescribed forms in all cases must be executed and filed with the Committee (unless the Committee shall otherwise determine) and may take such other action or make such determinations in accordance with the Plan as it deems appropriate. To the extent that the form or method prescribed by the Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan, such form shall be evidence of (i) the Committee's interpretation, construction and administration of this Plan and (ii) decisions or rules made by the Committee pursuant to the authority granted to the Committee under the Plan.

         10.7 Actions of the Committee to be Uniform; Regular Personnel Policies to be Followed. Any discretionary actions to be taken under this Plan by the Committee with respect to the classification of the Employees, contributions, or benefits shall be uniform in their nature and applicable to all Employees similarly situated. With respect to service with the Employer, leaves of absence and other similar matters, the Committee shall administer the Plan in accordance with the Employer's regular personnel policies at the time in effect.

         10.8 Decisions of Committee are Binding. The decisions of the Committee with respect to any matter it is empowered to act on shall be made in the Committee's sole discretion and shall be final, conclusive and binding on all persons, based on the Plan documents. In carrying out its functions under the Plan, the Committee shall endeavor to act by general rules so as to administer the Plan in a uniform and nondiscriminatory manner as to all persons similarly situated.

         10.9 Spouse's Consent. In addition to when such consent is expressly required by the terms of this Plan, the Committee may in its sole discretion also require the written consent of the Employee's Spouse to any other election or revocation of election made under this Plan before such election or revocation shall be effective.

         10.10 Delegation of Authority. The Committee may delegate any and all of its powers and responsibilities hereunder to other persons by formal resolution filed with and accepted by the Board of Directors. Any such delegation shall not be effective until it is accepted by the Board and the persons designated and may be rescinded at any time by written notice from the Committee to the person to whom the delegation is made.

         10.11 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         10.12 Retention of Professional Assistance. The Committee may employ such legal counsel, accountants, actuaries and other persons as may be required in carrying out the provisions of the Plan.

         10.13 Reliance on Various Documents. The members of the Committee and the Employer and its officers, trustees and directors shall be entitled to rely upon all tables, valu ations, certificates and reports furnished by the Plan actuary, upon all certificates and reports made by any accountant selected by the Committee, and upon all opinions given by any legal counsel selected by the Committee. The members of the Committee and the Employer and its officers, trustees and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such actuary, accountant or counsel, and all action so taken or suffered shall be conclusive upon all parties.

         10.14 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws. The Committee shall report annually to the Board on the financial condition and administrative operation of the Plan for the preceding year.

         10.15 Compliance with Applicable Law. The Company shall be deemed the Plan Administrator for the purposes of any applicable law and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Company shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

         10.16 Liability. The functions of the Committee, the Board, and the Employer under the Plan are fiduciary in nature and each shall be carried out solely in the interest of the Participants and other persons entitled to benefits under the Plan for the exclusive purpose of providing the benefits under the Plan (and for the defraying of reasonable expenses of administering the Plan). The Committee, the Board, and the Employer shall carry out their respective functions in accordance with the terms of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No member of the Committee and no officer, director, to employee of the Employer shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudicated to be a breach of the fiduciary standard of conduct set forth above. Further, no member of the Committee shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf as a member of the Committee.

         10.17 Indemnification. The Company shall indemnify to the full extent permitted by law and the Company's Certificate of Incorporation and by-laws, and to the extent not covered by insurance, its officers and directors (and any employee involved in carrying out the functions of the Company under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan except with regard to any matters as to which he or she shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his or her duty as a fiduciary. Any indemnification by the Employer shall be at the Employer's expense and shall not be deemed an expense of the Plan.

         10.18 Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Solely to the extent required under Section 16(b) of the Exchange Act, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Company Stock are intended to comply with all exemptive conditions under Rule 16b-3 promulgated under the Exchange Act. The Committee may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan.

         10.19 Claims Procedure. If an Employee, Member or Beneficiary ("Claimant") is denied benefits under the Plan, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the claim has been made provided that in the event of special circumstances such period may be extended to one hundred eighty (180) days. In such event the Claimant shall be notified in writing of such extension. Such notice shall set forth:

               (a) the specific reason or reasons for the denial;

               (b) specific reference to pertinent plan provisions on which the denial is based;

               (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d) appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review.

         Any request for review of a claim must be made in writing to the Committee within sixty (60) days after receipt of the Committee's notice. The claim will then be reviewed by the full Committee. A Claimant or his or her duly authorized representative may:

               (a) review pertinent documents; and

               (b) submit issues and comments in writing.

         If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The decision of the Committee shall be made within sixty (60) days after receipt of the request unless special circumstances (such as the need to hold a hearing) require an extension of time; in any event such decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any special circumstance requiring an extension shall be sent to the Claimant. If the decision on review is not sent to the Claimant within the appropriate time, it shall be deemed denied on review. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made by the Committee in its sole discretion based on the Plan and documents presented to it and shall be final, conclusive and binding.


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
                                   ARTICLE XI

                                 FUNDING OF PLAN


         11.1 Media of Funding. A Trustee has been appointed to hold the assets of the Trust Fund. The Plan shall be funded through one or more funds and invested in stocks, securities, bonds, mortgages, insurance or annuity contracts, real estate or any other legal investment; provided that all such investments shall be the property of the Trustee.

         11.2 Trust Fund to be for the Exclusive Benefit of Members. The contributions of the Employer to the Trust Fund shall be for the exclusive benefit of Members, and no part of the assets of such Trust Fund shall revert to the Employer.

         11.3 Interests of Members in Trust Fund. No Member shall have any right, title, or interest in any part of the assets of any Trust Fund except as and to the extent expressly provided in the Plan.

         11.4 Payment Instructions from Committee. The Trustee shall make payments from the Trust Fund upon the receipt of written instructions from the Committee to the person or persons designated by the Committee as entitled under the terms of the Plan to such payment. Any payment instructions from the Committee to the Trustee shall warrant that such payment is being made either to a person entitled to benefits or payments under the Plan or to pay the expenses of the Plan.

         11.5 Investment and Control of Trust Fund. The investment of the assets comprising the Trust Fund shall be the responsibility of the Trustee, subject to, and except as otherwise provided by the terms and provisions of Section 4.10 hereof and of the Trust


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
Agreement (including any provision for appointment of an investment manager, as defined in Section 3(38) of ERISA, for all or any portion of the Trust Fund). The Company shall have no responsibility with respect to control and management of the Trust Fund except to the extent expressly provided in the Trust Agreement.

                                   ARTICLE XII

                              AMENDMENT OF THE PLAN


         12.1 Company May Amend Plan. Subject to the provisions of this Article XII, the Company by action of the Board (or a duly authorized committee thereof), in accordance with the by-laws of the Company, reserves the right at any time, and from time to time, to modify and amend any or all of the provisions of the Plan.

         12.2 Retroactive Amendments. Except as otherwise provided herein, no modification or amendment may be made which shall have any retroactive effect so as to deprive any Member or other person of any vested benefits under the Plan. A modification or amendment may retroactively reduce benefits if expressly permitted by any applicable law or if such modification or amendment is necessary to bring the Plan into conformity with the requirements of Section 401(a) of the Code or other applicable provisions of the Code.

         12.3 Amendment Affecting Vesting Provisions. No amendment shall reduce the extent to which a Participant would be vested in his or her retirement income if the Participant's employment were to terminate as of the date of the amendment and no amendment which modifies the method or criteria used to determine to what extent a Participant would be vested in his or her retirement income if his or her employment were to terminate and no amendment which modifies the method or criteria used to determine to what extent a Participant would be vested shall become effective with respect to a Participant with at least three (3) years in a Period of Service for vesting purposes unless the Participant is permitted to elect to have the extent of his or her vesting determined without regard to such amendment. The Committee shall offer the election referred to in the preceding sentence no later than sixty (60) days after the latest of the adoption of the amendment, the amendment's effective date, or the date the Participant is notified of the amendment.

         12.4 No Diversion of Fund. No modification or amendment of the Plan shall cause or permit any part of the assets comprising the Fund to be diverted to purposes other than for the exclusive benefit of Members and others entitled to benefits under the Plan or for the payment of expenses of the Plan.

         12.5 Reversion to Employer. No modification or amendment shall cause or permit any part of the assets comprising the Fund to revert to or become the property of the Employer prior to the satisfaction of all liabilities under the Plan to Members and others entitled to benefits hereunder. Following the satisfaction of all liabilities under the Plan to Participants and others entitled to benefits hereunder and payment of Plan expenses, any remaining assets shall be distributed to the Employer to the extent, and only to the extent, permitted under the Code.

         12.6 Mergers, Consolidations and Transfers. The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it had terminated immediately before the merger, consolidation or transfer.

                                  ARTICLE XIII

                             TERMINATION OF THE PLAN

         13.1 Right to Terminate. The Company (on behalf of itself and Member Companies) by action of its Board (or a duly authorized committee thereof), on behalf of the Company and the Employer, shall have the right in accordance with the by-laws of the Company, anything herein to the contrary notwithstanding, to terminate, or completely discontinue contributions under, the Plan at any time.

         13.2 Termination of Plan. In the event that the Plan is terminated for any reason, or contributions are completely discontinued, the rights of all Members to benefits accrued under the Plan as of the date of such termination, to the extent then funded, shall be nonforfeitable; and the assets of the Plan shall be allocated by the Committee. After providing for the expenses of the Plan, the assets remaining in the Trust shall in the discretion of the Committee be either continued in the Trust until paid out in accordance with the provisions of the Plan or distributed to the Members and Beneficiaries (unless the Plan is continued by a successor to the Employer), with any remaining assets to be distributed to the Employer.

         13.3 Partial Termination. The Plan may be partially terminated by the Employer, or by operation of law, with respect to a group of Members without causing the termination of the Plan as a whole. In the event of such a partial termination, the Accounts of the Members involved in the partial termination shall, to the extent then funded, be fully vested and nonforfeitable.

                                   ARTICLE XIV

                      PROVISIONS RELATING TO TOP-HEAVY PLAN


         14.1 Applicability. The provisions of this Article XIV shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.

         14.2 Definitions. The definitions apply to this Article XIV and unless otherwise specifically stated in another section hereof do not apply to any other section of this Plan.

              (a) Determination Date. With respect to each Plan Year, the Determination Date shall be the final day of the immediately preceding Plan Year; provided, however, that with regard to the Plan's initial Plan Year the "Determination Date" shall be the last day of the first Plan Year.

              (b) Key Employee. "Key Employee" shall mean any Employee who, at any time during the Plan Year as of which a determination is made or any of the four (4) preceding Plan Years, is (in accordance with Code Section 416(i) and the regulations promulgated thereunder):

                  (i) an officer of an Employer or any Affiliate whose annual compensation during any such Plan Year exceeds fifty percent (50%) of the maximum dollar limitation under Code Section 415(b)(1)(A) as in effect for the calendar year of the Determination Date, provided that no more than fifty (50) employees (or, if lesser, the greater of three (3) or ten (10) percent of the employees) shall be treated as officers;

                  (ii) one of the ten (10) Employees of the Employer or any Affiliate owning or considered as owning (within the meaning of Section 318 of the Code) the largest interests in the Employer or such Affiliate, excluding, however, any Employee who earns less than the maximum dollar limitation under Section 415(c)(1)(A) as in effect for the calendar year of the Determination Date, provided that for the purposes of this paragraph (b), if two (2) Employees have the same interest in the Employer or an Affiliate, the Employee whose annual compensation from the Employer or such Affiliate is greater shall be treated as having the greater interest;

                  (iii) an Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or

                  (iv) an Employee who (i) owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or more than one percent (1%) of the total combined voting power of all stock of the Employer and (ii) who receives annual compensation from the Employer or any Affiliate in excess of one hundred fifty thousand dollars ($150,000).

                  (v) for the purpose of applying Section 318 of the Code under paragraphs (b), (c) and (d) of this subsection (b), the phrase "50 percent" in Section 318(a)(2) of the Code shall be replaced by the phrase "5 percent."

              (c) Aggregated Plans. "Aggregated Plans" shall mean all plans of the Employer or any Affiliate (1) that are qualified under Code Section 401(a) and (b) in which a Key Employee is a participant, and (2) all other plans of the Employer or any Affiliate that enable any plan described in clause (1) above to meet the requirements of Code Section 401(a)(4) or 410 (the "Required Aggregation Group"). The Required Aggregation Group shall include each plan which satisfies the requirements of the preceding sentence, whether or not any such plan is terminated. In addition, the term "Aggregated Plans" shall include any plan of the Employer or any Affiliate which is not required to be included in the Required Aggregation Group, provided that the resulting group, taken as a whole, continues to meet the requirements of Code Sections 401(a)(4) and 410 (the "Permissive Aggregation Group"). The Committee may elect to exclude as an Aggregated Plan any plan in the Permissive Aggregation Group that is a collectively bargained plan, if the necessary information as to participants and benefits with respect to such plan is not available.

              (d) Top-Heavy Plan. The Plan shall constitute a "Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the sum of (a) the accounts of Key Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of Key Employees under any Aggregate Plan that is of a defined benefit type exceeds sixty percent (60%) of the sum of (a) the accounts of all Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of all Employees under any Aggregate Plan that is of a defined benefit type. The above determinations shall be made in accordance with Code Section 416(g).

              (e) Super Top-Heavy Plan. The Plan shall constitute a "Super Top-Heavy Plan" for any Plan Year if, as of the Applicable Determination Date, the sum of (a) the accounts of Key Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of Key Employees under any Aggregate Plan that is of a defined benefit type exceeds ninety percent (90%) of the sum of (a) the accounts of all Employees under any Aggregate Plan that is of a defined contribution type and
(b) the present value of the cumulative accrued benefits of all Employees under any Aggregate Plan that is of a defined benefit type. The above determinations shall be made in accordance with Code Sections 416(g) and 416(h)(2)(B).

              (f) Rules for Determining Accrued Benefits and Accounts. In determining the present value of accrued benefits for Aggregated Plans of the defined benefit variety and accounts for Aggregated Plans of the defined contribution variety, the following rules shall prevail:

                  (i) The accrued benefit for each current Employee shall be computed as if the Employee voluntarily terminated service as of the Determination Date.

                  (ii) The interest rate to be used shall be the interest rate in the defined benefit plan maintained by the Company, if any, and post-retirement mortality shall be determined based on the mortality table used by such defined benefit plan for post-retirement mortality assumptions. There shall be no assumption as to pre-retirement mortality or future increases in cost of living.

                  (iii) If a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11) is the normal form of benefit, for purposes of determining the present value of the accrued benefit, the Spouse of the Member shall be assumed to be the same age as the Member.

                  (iv) The present value shall reflect a benefit payable commencing at Normal Retirement Age (or attained age, if later), provided that if the Plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable.

                  (v) The Matching Contribution Account, Profit Sharing Contribution Account, QNEC Account and Silver King Employer Contribution Account shall be determined as of the most recent valuation occurring within the twelve (12) month period ending on the Determination Date.

                  (vi) An adjustment shall be made for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except that for the first Plan Year such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year.

                  (vii) The accrued benefit or account balance with respect to any Employee shall be increased by the aggregate distributions made to such Employee from any Aggregated Plan during the five (5) year period ending on the Determination Date; provided, however, that any distribution made after a valuation date but prior to the Determination Date shall not be counted as a distribution to the extent already included as of the valuation date.

                  (viii) Any Employee contributions, whether voluntary or mandatory, shall be included. However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the account.

                  (ix) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purpose of this Article XIV. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the account.

                  (x) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Article XIV. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Employee's account, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                  (xi) For purposes of determining whether the employer is the same employer under (i) and (j) an Employer and all Affiliates shall be treated as the same employer.

                  (xii) For purposes of this Article XIV, a Beneficiary of any deceased Employee shall be considered a Participant hereunder.

                  (xiii) Notwithstanding anything herein to the contrary, no individual shall be counted as an Employee or Participant for the purposes of this Article XIV if such individual has not performed services for the Employer or an Affiliate at any time during the five (5) year period ending on a Determination Date.

              (g) Top-Heavy Plan Year. "Top-Heavy Plan Year" shall mean a Plan Year in which a one year Period of Service is accrued by the Top-Heavy Participant provided that no Plan Year shall be classified as a Top-Heavy Plan Year if in such Plan Year the Plan was not a Top-Heavy Plan.

              (h) Top-Heavy Participant. "Top-Heavy Participant" shall mean each Participant and any Employee who is excluded from being a Participant (or who accrued no benefit) because his or her compensation was less than a stated amount or any Employee who is excluded from being a Participant because of a failure to make mandatory employee contributions.

                  (i) Testing Period. "Testing Period" shall mean, with respect to a Top-Heavy Participant, the five (5) consecutive Top-Heavy Plan Years of employment of such Top-Heavy Participant by the Employer or any Affiliate during which the aggregate Top-Heavy Compensation paid by the Employer or any Affiliate to such Top-Heavy Participant was the highest, or if the Plan was a Top-Heavy Plan for less than five (5) Top-Heavy Plan Years, the number of Top-Heavy Plan Years. Exclusion of a Plan Year as a Top-Heavy Plan Year because a one year Period of Service was not accrued or because of subparagraph (h) above shall not be deemed to break the consecutiveness of the surrounding Top-Heavy Plan Years.

              (j) Top-Heavy Compensation. "Top-Heavy Compensation" shall mean compensation as defined in Treasury Regulation Section 1.415-2(d).

         14.3 Minimum Contribution. (a) Subject to paragraphs (c) and (d) below, for each Plan Year during which the Plan constitutes a Top-Heavy Plan, any Employer contributions made under the Plan shall be allocated to assure that each Top-Heavy Participant, other than a Key Employee, who is employed on the last day of the Plan Year (and without regard to whether such Participant was credited with a one year Period of Service for such Plan Year) is credited with a benefit for such Plan Year under the Plan and any other defined contribution plan of the Employer no less than the lesser of (i) three percent (3%) of such Top-Heavy Participant's Top-Heavy Compensation for such Plan Year, or (ii) if the greatest percentage of Top-Heavy Compensation contributed by the Employer on behalf of a Key Employee during such Plan Year is less than three percent (3%), the greatest percentage of such Top-Heavy Participant's Top-

Heavy Compensation contributed for a Key Employee. In determining the benefit credited to any Participant during any Plan Year, all Employer contributions made hereof shall be included.

              (b) The minimum contribution referred to in (a) above (except with regard to Key Employees) shall not include any Employee contributions, nor amounts treated as Employer contributions pursuant to a salary reduction arrangement permitted by Code Section 401(k), except for purposes of determining the greatest percentage of Top-Heavy Compensation allocated on behalf of Key Employees.

              (c) If the Top-Heavy Participant (other than a Key Employee) is also a participant in a qualified defined benefit plan or any other defined contribution plan of the Employer, the additional contribution due under (a) above shall be reduced by the actuarial equivalent of the benefits derived by the Top-Heavy Participant under such defined benefit plan calculated on the basis of the actuarial assumptions of the Plan, or by the amount of the contributions under the defined contribution plan.

              (d) If the Top-Heavy Participant (other than a Key Employee) is also a participant in a qualified defined benefit plan or any other defined contribution plan that constitutes a Top-Heavy Plan, no minimum contribution under this Section 14.3 shall be required, unless otherwise required by Treasury Regulation Section 1.416-1.

         14.4 Section 415 Adjustments. In the event the Plan is a Top-Heavy Plan for any Plan Year, each Top-Heavy Participant shall be credited for such Plan Year with a benefit not less than the lesser of four percent (4%) or the amount tdetermined under the Section

14.3(a)(ii) hereof; provided, however, if the Plan is a Super Top-Heavy Plan for such Plan Year, 1.0 shall be substituted for 1.25 in applying Code Section 415(e).

                                   ARTICLE XV

                                  MISCELLANEOUS


         15.1 Rights of Employees. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge such Employee at any time, nor shall it be deemed to give the Employer the right to require the Employee to remain in its service, nor shall it interfere with the Employee's right to terminate his or her service at any time.

         15.2 Deductibility. All contributions under the Plan are expressly conditioned upon the deductibility of such contributions under Section 404 of the Code and to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. A contribution which is not deductible in the current taxable year of the Employer but may be deducted in the taxable years of the Employer subsequent to the year in respect of which it is made, shall not be considered to be disallowed.

         15.3 Mistake in Fact. In the case of a contribution which is made by the Employer under mistake of fact, such contribution may be returned to the Employer within one year after the payment of the contribution.

         15.4 Plan Qualification. Contributions to the Plan are conditioned on the initial qualification of the Plan under Section 401(a) and 401(k) of the Code, and if the Plan is found not to so qualify, contributions made in respect of any period subsequent to the effective date of the disqualification shall be returned to the contributor within one (1) year after the denial of such qualification.

         15.5 Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

         15.6 Use of Words. Whenever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.

         15.7 Applicability of State Law. If any determination is to be made with respect to the Plan under applicable state law, the laws of the State of Florida shall apply.

         15.8 Adjustments for Changes in Capital Structure. The existence of this Plan shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger, consolidation or separation, including a spin-off, or other distribution of stock or property of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Company Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off or exchange of shares, distribution with respect to its outstanding Company Stock or capital stock other than Company Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under this Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) held under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Members under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Members, Beneficiaries and employees and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE XVI

                          ADOPTION OF PLAN BY AFFILIATE


         16.1 Purpose of Article. The purpose of this Article is to describe the terms and conditions under which an Affiliate may adopt, and become a Member Company under, the Plan and Trust for the benefit of its eligible employees.

         16.2 Execution of Adoption Agreement. Any Affiliate may, with the written consent of the Board of Directors of the Company, become a Member Company under the Plan and Trust by adopting the Plan as a Member Company by resolution of its board of directors (or a duly authorized committee thereof) or by executing an Adoption Agreement under which:

              (a) The Member Company shall agree to be bound by all the provisions of the Plan and Trust in the manner set forth herein and any amendments thereto.

              (b) The Member Company shall agree to pay its share of the contributions to, and expenses of, the Plan and Trust as they may be determined from time to time in the manner specified herein.

              (c) The Member Company shall agree to provide the Company, Committee and Trustee with full, complete, and timely information on all matters necessary to them in the operation of the Plan and Trust.

         16.3 Participation in the Plan. (a) In the event of the adoption of the Plan and Trust by an Affiliate, the Affiliate shall become a Member Company and all the terms and conditions of the Plan and Trust as set forth hereunder shall apply to the participation under the

Plan of such Affiliate and its employees in the manner as set forth herein for a Member Company and its employees; notwithstanding the above, the following rights are specifically reserved to the Company:

                  (i) The right to designate a Member Company as set forth herein;

                  (ii) The right to appoint the members of the Committee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; provided that a Member Company may appoint an advisory committee of such composition and size as it may determine to advise the Committee on any matters affecting such Member Company or its employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Member Company or its employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Member Company appointing such advisory committee, but in no event shall the existence of such advisory committee modify or otherwise limit any of the powers or duties of the Committee under the Plan;

                  (iii) The right to direct, appoint, remove, approve the accounts of, or otherwise deal with the Trustee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan;

                  (iv) The right to amend the Plan and Trust, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; and any such amendment, unless otherwise specified herein, shall be fully binding with respect to such participation by any Member Company; provided that this reservation shall in no event be construed to prevent any Member Company from terminating at any time, in the manner set forth herein, its participation as a Member Company under the Plan.

              (b) In the operation of the Plan with respect to a Member Company, the term "Effective Date" shall mean such date specified in such Member Company's Adoption Agreement.

              (c) A Member Company may specify in such Member Company's Adoption Agreement or resolutions the applicable provisions for recognition of Years of Service or Periods of Service, as applicable, for such Member Company for eligibility, vesting and benefit purposes.

         16.4 Termination by a Member Company. Any Member Company may by action of its board of directors (or a duly authorized committee thereof) in accordance with the by-laws of such Member Company, at any time elect to terminate its participation under the Plan in the manner set forth herein, or any Member Company may elect at any time by appropriate amendment or action affecting only its own status hereunder to disassociate itself from this Plan and Trust but to continue the Plan and the portion of the Trust as it pertains to itself and its employees as an entity separate and distinct from this Plan and Trust. Termination of the participation of any Member Company, or disassociation, shall not affect the participation in the Plan of any other Member Company nor terminate the Plan or Trust with respect to them and their employees; provided that, if the Company shall terminate its participation in the Plan, or disassociate itself, then each remaining Member Company shall make such arrangements and take such action as may be necessary to assume the duties of the Company in providing for the operation and continued administration of the Plan and Trust as the same pertains to the Member Company.

         16.5 Member Company Plan Expenses. Each Member Company shall be liable for and shall pay at least annually to the Company its fair share of the expenses of operating the Plan and Trust, including its share of any Trustee's fees. The amount of such charges to each Member Company shall be determined by the Committee in its sole discretion; provided that, except with respect to charges incurred solely on account of a particular Member Company, a Member Company shall not be charged for a greater portion of any expenses of Plan operation than the ratio that the number of Members who are or were its employees bears to the total of all Members nor for a greater proportion of any Trustee's fees than the ratio that the portion of the Trust Fund pertaining to Members who are or were its Employees bears to the total Trust Fund.

                                    EXHIBIT A

                  SPECIAL RULES REGARDING SILVER KING ACCOUNTS

         The following provisions apply solely to the Silver King Account and are subject to, without limitation, Sections 7.1, 7.3, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.10 of the Plan.

         1.1 Forms of Distribution.

             (a) Except with regard to the automatic cash-out provision under
Section 7.8 of the Plan, the normal form of benefit with respect to the Member's Silver King Account under the Plan (A) for an unmarried Silver King Participant, shall be a life annuity, payable for the life of the Silver King Participant, and (B) for a Silver King Participant who is married on the Benefit Starting Date, shall be a Joint and Survivor Annuity described in Section 1.2 below. A Silver King Participant shall receive his or her normal form of benefit with respect to his or her Silver King Account, unless he or she elects an optional form of benefit described in Section 1.1(b).

             (b) In lieu of receiving the normal form of benefit referred to in
Section 1.1(a) above, a Silver King Participant may elect, subject to waiver and spousal consent requirements described herein, to receive his or her benefits with respect to his or her Silver King Account in one of the following optional forms:

                 (i)  a cash lump sum; or

                 (ii) a Silver King Participant may direct the Trustee to purchase, with the Silver King Participant's Silver King Account balance, an annuity from an insurance company, of such type offered under the Silver King Plan, providing monthly payments over the Silver King Participant's lifetime or life expectancy, with or without a period certain and with or without payments to the Silver King Participant's Spouse or

    Beneficiary over the Spouse's or Beneficiary's lifetime after the Silver King Participant's death.

             (c) Any election by a Silver King Participant may be revoked prior to his or her Benefit Starting Date.

         1.2 Joint and Survivor Annuity.

             (a) The Joint and Survivor Annuity benefit is the actuarial equivalent of a life annuity benefit payable to a Silver King Participant based on the Value of the Silver King Participant's Silver King Account. Such Joint and Survivor Annuity shall be payable to the Silver King Participant during his or her lifetime after his or her Benefit Starting Date with fifty percent (50%) of such reduced benefit continued to the Silver King Participant's Spouse for the duration of the Spouse's lifetime after the death of the Silver King Participant. No payments will be made after the death of both the Silver King Participant and his or her Spouse.

             (b) The Committee shall, no less than thirty (30) days and no more than ninety (90) days prior to the Benefit Starting Date, provide each married Silver King Participant a written explanation of: (i) the terms and conditions of the Joint and Survivor Annuity; (ii) the Silver King Participant's rights to make and the effect of an election to waive the Joint and Survivor Annuity form of benefit; (iii) the rights of the Silver King Participant's Spouse; and (iv) the right to revoke (and the effect of) a previous election to waive the Joint and Survivor Annuity.

             (c) The retirement benefit payable to a Silver King Participant described in Sections 1.1(a) and 1.1(b)(ii) is the amount purchasable by the funds in the Silver King Participant's Silver King Account as of the Valuation Date immediately prior to the commencement of benefits. In determining the annuity contract to purchase, the Committee shall have no obligation to obtain the most favorable rate available or for the financial stability of the insurance company issuing the policy. Once such policy is issued, the Silver King Participant shall look solely to the insurance company issuing such annuity for payment of his or her benefits.

         1.3 Whenever the terms of this Exhibit A require that the consent of a Silver King Participant's Spouse be obtained, such consent shall be valid only if given in accordance with Section 7.7 of the Plan.

         1.4 Death of a Silver King Participant.

             (a) Death Prior to Commencement of Benefits. If a Silver King Participant shall die prior to his or her Benefit Starting Date, the Silver King Participant's Silver King Account shall be distributed to such Silver King Participant's Spouse (or other Beneficiary designated with the consent of his or her Spouse (if any) in accordance with Section 7.7 of the Plan) as follows:

                 (i) Married Participants. If such Silver King Participant is married at the time of his or her death, the Silver King Participant's Silver King Account balance shall be applied to provide monthly benefits for the life of the Silver King Participant's surviving Spouse commencing in one hundred percent (100%) annuity form, subject to Section 7.6 of the Plan, at any time the Spouse elects after the death of the Silver King Participant. Notwithstanding the foregoing, each Silver King Participant's surviving Spouse may elect to receive the Silver King Account balance that is payable to him or her in a form permitted under Section 1.1(b) instead of a one hundred percent (100%) annuity form.

                 (ii) Unmarried Participants. If such Silver King Participant is not married at the time of his or her death, the Silver King Participant's Silver King Account balance shall be distributed to the Beneficiary or Beneficiaries of the Silver King Participant in a cash lump sum in such proportion as designated by the Silver King

    Participant soon as administratively feasible after the Beneficiary's election to receive a distribution, but no later than the last day of the year following the year of the Silver King Participant's death. Each such Beneficiary may elect to receive the portion of such Silver King Participant's Silver King Account Balance that is payable to him or her in a form permitted under Section 1.1(b) instead of a cash lump sum.

                 (iii) The foregoing Section 1.3(a)(i) shall not apply if the Silver King Participant had, prior to his or her death, with the consent (obtained in accordance with the provisions of Sections 7.7 of the Plan and Section 1.3(e) hereof) of his or her Spouse at the time of his or her death, designated another Beneficiary to receive that portion of his or her Account that would otherwise be payable to his or her Spouse. In such event, the Silver King Participant's Silver King Account balance shall be distributed to such Beneficiary in accordance with paragraph (ii) above.

             (b) Death After Commencement of Benefits. In the event that a Silver King Participant dies on or after his or her Benefit Starting Date, his or her surviving Spouse or other Beneficiary (designated with the consent of his or her Spouse (if any) in accordance with Section 7.7 of the Plan) shall receive such benefits, if any, as are provided pursuant to the form of benefit being received by the Silver King Participant with respect to his or her Silver King Account at the time of his or her death, provided that the portion of the remaining payment shall be paid in a lump sum on the last day of the calendar year following the year of the Silver King Participant's death (or at any time earlier elected by the Beneficiary), unless the Silver King Participant has elected to receive an annuity in which case the benefits shall be paid in accordance with Section 1.3(a)(i) hereof.

             (c) Annuity. If a Silver King Participant or Beneficiary receiving an annuity dies, death benefits, if any, shall be paid in accordance with the terms of the annuity.

             (d) Death Before Payment. If a Spouse entitled to receive benefits hereunder as a result of the previous death of the Silver King Participant dies prior to commencement of such benefit or purchase of the annuity if benefits are to be paid as such, the value of the Silver King Account allocable to the Spouse or other Beneficiary shall be paid to the estate of such Spouse or other Beneficiary.

             (e) Rules Relating to Designation of Beneficiaries. Notwithstanding anything else herein, the following rules apply to a married Silver King Participant with respect to his Silver King Account. No married Silver King Participant may elect a nonspousal Beneficiary for his or her death benefit payable to his or her Spouse pursuant to (a) above prior to the beginning of the Plan Year in which the Participant attains age thirty-five (35), except that a Participant who incurs a Termination of Employment prior to such Plan Year may elect a Beneficiary other than his or her Spouse at any time after his or her Termination of Employment. In the event such terminated Participant later returns to employment and again becomes a Participant in the Plan, such election made prior to the Plan Year in which he or she attains age thirty-five (35) shall only apply to nonforfeitable amounts accrued at the time of the original election (and earnings thereon). A Beneficiary other than the Spouse may not be elected with regard to the Silver King Participant's Silver King Account until the first day of the Plan Year in which the Participant attains age thirty-five
(35). Notwithstanding the foregoing, a Silver King Participant may elect a Beneficiary other than his or her Spouse with respect to his Silver King Account prior to the beginning of the Plan Year in which the Silver King Participant attains age thirty-five (35), provided that such election shall become invalid as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Unless any election made hereunder specifies a secondary Beneficiary, if the designated Beneficiary predeceases the Participant, the election shall be null and void and a new election shall be required to be made in order to elect a Beneficiary other than a Silver King Participant's Spouse. If a Silver King Participant's Spouse at the time of his or her death is not the same as the Spouse who consented to an election of a nonspousal Beneficiary, such consent shall be null and void.

             (f) An election of a nonspousal Beneficiary is revocable by the Silver King Participant at any time before his or her death, without the consent of his or her Spouse.

         1.5 Silver King Employees Who Attained Age 70-1/2 Prior to January 1, 1997. Notwithstanding any other provision to the contrary, a Silver King Participant who attained age 70-1/2 before January 1, 1997 and commenced distributions pursuant to Code Section 401(a)(9) on a date on or before January 1, 1997, but who remained employed by the Employer after such date, may make an affirmative election, pursuant to Section 7.3(c), to cease receiving distributions, provided such election complies with either (a), (b) or (c) below.

             (a) A Silver King Participant may elect, pursuant to Section 7.3(c), to cease receiving such distributions, and no spousal consent shall be required when distributions recommence to the Silver King Participant if:

                 (i) payments recommence to the Silver King Participant in the same distribution form and with the same Beneficiary as in effect prior to the cessation of payments to the Silver King Participant;

                 (ii) the individual who was the Silver King Participant's Spouse on the Benefit Starting Date prior to the cessation of distributions executed a general consent within the meaning of Treasury Regulation Section 1.401(a)-20, A-31; or

                 (iii) the individual who was the Silver King Participant's Spouse on the Benefit Starting Date executed a specific consent to waive a Joint and Survivor Annuity within the meaning of Treasury Regulation Section 1.401(a)-20, A-31, and the Silver King Participant is not married to that individual when distributions recommence.

             (b) A Silver King Participant may elect, pursuant to Section 7.3(c), to cease receiving such distributions, provided that the consent of the individual who was the Silver King Participant's Spouse on the Benefit Starting Date is required prior to recommencement of distributions if the Silver King Participant elects to recommence benefits either in a different form than the form in which his or her benefits were being distributed prior to the cessation of distributions or with a different Beneficiary and if:

                 (i)   the original form was a Joint and Survivor Annuity, or

                 (ii) the individual who was the Silver King Participant's Spouse on the Benefit Starting Date originally executed a specific consent to waive a Joint and Survivor Annuity and the Silver King Participant is still married to that individual when distributions recommence.

             (c) A Silver King Participant may elect, pursuant to Section 7.3(c), to cease receiving distributions, and no spousal consent is required for the Silver King Participant to make such an election unless such distributions are being paid in the form of a Joint and Survivor Annuity. Where such distributions are being paid in the form of a Joint and Survivor Annuity, the individual who was the Silver King Participant's Spouse on the original Benefit Starting Date must consent to the Silver King Participant's election to cease receiving distributions and the Spouse's consent must acknowledge the effect of the election. A new Benefit Starting Date shall exist for the Silver King Participant upon his or her recommencement of distributions. If the Silver King Participant shall die prior to his new Benefit Starting Date, his or her benefits under the Plan shall be distributed pursuant to Section 1.4 of this Exhibit A.

                                    EXHIBIT B

                      SPECIAL RULES REGARDING COMPANY STOCK
                    UNDER THE FORMER EMPLOYEE STOCK OWNERSHIP
                              COMPONENT OF THE PLAN


         With respect to Company Stock held by the employee stock ownership component of the Plan prior to January 1, 1998, the provisions in effect under the Home Shopping Network, Inc. Retirement Savings and Employee Stock Ownership Plan, adopted on October 19, 1990 and as subsequently amended, is hereby incorporated by reference, including, without limitation, the provisions relating to the diversification election under Code Section 401(a)(28)(B), the right to demand Company Stock under Code Section 409(h), and, to the extent that the Company Stock is not readily tradable on an established market, the right of first refusal and put option requirements.

                                    EXHIBIT C

            PROCEDURES REGARDING QUALIFIED DOMESTIC RELATIONS ORDERS

Section 1. General

         The Plan shall pay benefits to the person or persons named in a Qualified Domestic Relations Order, as defined in Section 2 below, in the amount and to the extent provided in such order. Payment of benefits pursuant to a Qualified Domestic Relations Order shall not be considered a violation of the prohibition against assignment and alienation contained in Section 9.2 of the Plan.

Section 2 Qualified Domestic Relations Orders

         In order to constitute a Qualified Domestic Relations Order, the order must meet all of the following requirements:

         (a) The order must create or recognize the existence of the right of an Alternate Payee, as defined in Section 8, to, or must assign to an Alternate Payee the right to, receive all or a portion of the benefits payable under the Plan with respect to a Member.

         (b) The order must constitute a judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or property rights to a Spouse, former Spouse, child or other dependent of a Member, made pursuant to a state domestic relations law (including a community property law).

         (c)      The order must specify the following information:

                  (1) the name and last known mailing address (if any) of the Member and the name and mailing address of each Alternate Payee covered by the order,

                  (2) the amount or percentage of the Member's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage shall be determined,

                  (3) the number of payments or periods to which such order applies, and

                  (4)      the name of each Plan to which the order applies.

         (d) The order must not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the terms of this Plan, nor require the Plan to provide increased benefits (determined on the basis of actuarial value) nor require the payment of benefits to an Alternate Payee which are required to be paid to an Alternate Payee under a previous Qualified Domestic Relations Order. Notwithstanding the foregoing, the order may require the payment of benefits to an Alternate Payee while the Member is still employed; provided, however, payments are not required to be made before the earlier of (i) the date on which the Member is entitled to a distribution under the Plan or (ii) the later of age 50 or the earliest date on which the Member would begin receiving benefits under the Plan if he or she separated from service. Payments may be required in any form in which such benefits may be paid under the Plan to the Member, except in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her or her subsequent Spouse.

Section 3. Payments During Member's Employment

         In the event the Qualified Domestic Relations Order requires payments to be made to the Alternate Payee while the Member is employed, payments shall be computed as if the Member had retired on the date on which payments under the order are to begin.

Section 4. Procedures

         Upon receipt of any domestic relations order by the Plan, the Committee shall take the following steps:

         (a) The Committee shall promptly notify the Member and any Alternate Payee named in such order of the receipt of a domestic relations order and the Plan's procedures for determining whether such order is a Qualified Domestic Relations Order, as defined in Section 2 above. The notice to the Alternate Payee shall include a statement that he or she is entitled to designate a representative for receipt of copies of any notices that are sent to the Alternate Payee with respect to a domestic relations order. The notice shall be sent to the Member and Alternate Payee at the address specified in the order, or if none is specified, at the address of the Member or Alternate Payee last known to the Committee.

         (b) Within a reasonable period of time after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order, in accordance with the provisions of Section 2 above, and notify the Member and each Alternate Payee of such determination. In making its determination, the Committee may seek the advice of legal counsel as to whether the order meets the requirements of
                  Section 2 hereof and may, but shall not be required to, invite written or oral arguments by the Member and the Alternate Payee or their representatives.

         (c) Pending the Committee's determination of whether a domestic relations order is a Qualified Domestic Relations Order, the Committee shall instruct the Trustee to segregate in a separate account the amounts which would be payable to the Alternate Payee during such period if the order is a Qualified Domestic Relations Order. If within 18 months from the date on which the first payment would be required to be made under the Qualified Domestic Relations Order, it is determined that the Order is a Qualified Domestic Relations Order, the Plan shall pay the segregated amounts, including any interest thereon, to the person or persons entitled thereto pursuant to the terms of the Qualified Domestic Relations Order. If it is determined that an order is not a Qualified Domestic Relations Order or the issue as to whether an order is a Qualified Domestic Relations Order is not resolved within the aforesaid 18 month period, the Plan shall pay the segregated amounts to the person or persons entitled to such amounts in the absence of the order. If it is subsequently determined that an order is a Qualified Domestic Relations Order, the Plan shall pay benefits subsequent to the determination in accordance with the order. If action is taken in accordance with this subparagraph, the Plan's obligation to the Member and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the Qualified Domestic Relations Order.

Section 5. Relationship to Other Plan Provisions

         To the extent provided in the Qualified Domestic Relations Order, the Plan shall treat the former Spouse of a Member as the Spouse of the Member for purposes of the Plan to the extent, and only to the extent, a Spouse has rights pursuant to Sections 205 of ERISA and Sections 401(a)(11) and 417 of the Code and any Spouse of the Member shall not be treated as a Spouse of the Member for such purposes.

Section 6. Beneficiary Status

         Each Alternate Payee shall be treated as a Beneficiary under the Plan, with all the rights accorded to other Beneficiaries under the terms hereof and as otherwise provided by law. Section 7. Definition

         "Alternate Payee" means the Member's Spouse, former Spouse, child or other dependent of the Member who is recognized as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to that Member.

                                    EXHIBIT D

                        HSN, INC. RETIREMENT SAVINGS PLAN

                              ADOPTION AGREEMENT OF


         WHEREAS, ____________________ (hereinafter referred to as the "Employer") is desirous of adopting the HSN, inc. Retirement Savings Plan and its related trust (hereinafter referred to as the "Plan" and "Trust");

         WHEREAS, it is appropriate that the Employer acknowledge its adoption of the Plan and Trust;

         NOW, THEREFORE, subject to the conditions set forth below, the Employer agrees to be bound by each and all of the provisions of the Plan and Trust.

         The Employer hereby agrees that the following shall apply, but not by way of limitation, with respect to its participation under the Plan:

         A. All the terms and conditions of the Plan and Trust shall apply to the participation under the Plan of the Employer and its employees in the manner set forth therein.

         B. The Employer shall provide the Committee and Trustees under the Plan with full, complete, and timely information on all matters necessary to them in the operation of the Plan and Trust.

         C. The Employer may at any time elect to terminate its participation under the Plan in the manner set forth therein, or the Employer may elect at any time by appropriate amendment or action affecting only its own status thereunder to disassociate itself from the Plan and Trust but to continue the Plan and the portion of the Trust as it pertains to itself and its employees as an entity separate and distinct from this Plan and Trust.

         D. The Employer shall be liable for and shall pay at least annually its fair share of the expenses of operating the Plan and Trust, including its share of any Trustee's fees, pursuant to Article XVI of the Plan.

         HSN, inc. hereby consents to the above.

         IN WITNESS WHEREOF, this Adoption Agreement has been executed this day of 199 .

                                    (EMPLOYER)


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    HSN, inc.


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------




                                      D-2